WORTHINGTON INDUSTRIES, INC.

DEFERRED PROFIT SHARING PLAN

Amended and Restated Effective as of January 1, 2015

TABLE OF CONTENTS

Section Page

1	Participants	2
1.1	Initial Participation	2
1.2	Eligibility Service	2
1.3	Termination of Participation	2
1.4	Rehires	2
2	Employer Contribution	4
2.1	Regular Employer Contributions	4
2.2	Allocation of Regular Employer Contributions	4
2.3	Vesting	4
3	Section 401(k) Contributions, Roth 401(k) Contributions and Matching Contributions	5
3.1	401(k) Contributions and Roth 401(k) Contributions	5
3.2	Catch-up Contributions	5
3.3	Timing of Enrollment Designations	6
3.4	Allocation and Vesting	6
3.5	Certain Make-up Contributions	6
3.6	Matching Contributions	6
4	After-Tax Contributions by Participants	8
4.1	After-Tax Voluntary Contributions	8
4.2	Allocation and Vesting	8
5	Flex Rollover Contributions	9
5.1	Flex Rollovers	9
5.2	Allocation and Vesting	9
6	Qualified Rollovers	10
6.1	Rollovers	10
6.2	Allocation and Vesting	10
6.3	New Employees	10
7	Participant’s Accounts	11
7.1	Accounts	11
7.2	Funds	11
7.3	Adjusting Accounts	12
8	Adjustment of a Participant’s Accounts	13
8.1	Allocation of Regular Employer Contributions	13
8.2.	Allocation of Matching Contributions	13
8.3	Crediting of Other Contributions	13
8.4	Valuation of Accounts and Adjustments	13

i

9	Limitations on Allocations	14
9.1	Limitations on Annual Additions	14
9.2	Corrective Adjustments	15
9.3.	Limitation on 401(k) Contributions, Roth 401(k) Contributions and Matching Contributions for Highly-Compensated Employees; Limitations on 401(k) Contributions and Roth 401(k) Contributions	15
9.4	Safe-Harbor Election	16
9.5	Lines of Business	17
10	Retirement Benefits	18
10.1	Retirement	18
10.2	Work Beyond Normal Retirement Age	18
11	Death Benefits	19
11.1	Payment to Beneficiary	19
11.2	Spouse as Beneficiary	19
11.3	Other Beneficiaries	19
11.4.	Heart Act Provision	19
12	Disability Benefits	20
13	Termination of Employment	21
14	Method of Payment	22
14.1	Payments on Account of Retirement, Death, Disability or Termination of Employment, Rollovers	22
14.2	Consent/Cash-Out Provisions	22
14.3	Rights of Inactive Participants	22
14.4	Latest Payment Dates	23
14.5	Eligible Rollover Distributions	24
15	Loans, Withdrawals, In-Service Distributions and Hardship Distributions	26
15.1	Withdrawals from Voluntary Accounts, Qualified Rollover Accounts, or Roth Qualified Rollover Accounts	26
15.2	Hardship Withdrawals from Accounts	26
15.3	In-Service Distributions After Age 59½	27
15.4	In-Service Distributions After Age 70½	27
15.5	Loans	27
15.6	Military Service	29
16	Trustee	30
16.1	Establishment of Trust	30
16.2	Payment of Fees	30
17	Committee	31
17.1	Establishment of Committee	31

17.2	Powers of Committee	31
17.3	Advice and Delegation	31
17.4	Application for Benefits	31
18	Amendments	32
19	Distribution upon Plan Termination	33
19.1	Advice and Delegation	33
19.2	Full Vesting on Plan Termination	33
19.3	Discontinuation of Contributions; Partial Termination of Plan	33
20	Creditors of Participants	34
19.2	Non-Assignability	34
20.2	Qualified Domestic Relations Orders	34
21	Claims Procedure	35
21.1	Filing a Claim for Benefits	35
21.2	Denial of Claim	35
21.3	Remedies Available to Participants or Beneficiaries	36
22	Employers and Employer Groups	37
22.1	Adoption of Plan by Related Employers	37
22.2	Individual Employer Treatment	37
22.3	Transfer of Employees	37
22.4	Transfers to Suspended Status	37
23	Miscellaneous	39
23.1	Right to Terminate	39
23.2	Merger, etc.	39
23.3	Named Fiduciaries	39
23.4	Limitations on Payments; Missing Participants	39
23.5	Limitation on Reversion of Contributions	40
23.6	Other	40
23.7	Direct Transfers	40
23.8	Uniformed Services Employment and Reemployment Rights Act of 1994, as Amended	40
23.9	Qualified Transportation Fringe Compensation	40
23.10	Mistakes or Misstatements	41
23.11	Special Rules Under the Securities and Exchange Act of 1934	41
24	Top-Heavy Plan Contingencies	42
24.1	Preamble and Definitions	42
24.2	Top Heavy Ratio	43
24.3	Minimum Contributions	45
25	Definitions	46
Appendix A	ESOP Feature	53

WORTHINGTON INDUSTRIES, INC.

DEFERRED PROFIT SHARING PLAN

Worthington Industries, Inc. (the “Company”) is the sponsor of the Worthington Industries, Inc. Deferred Profit Sharing Plan (“Plan”). The Plan was initially adopted effective December 1, 1970, and has been amended and/or amended and restated from time to time subsequent to such date. This amendment and restatement of the Plan is effective, except where separately stated, as of January 1, 2015. The Plan is being amended and restated, in part, to comply with the applicable laws, regulations and guidance identified in the 2014 Cumulative List of Changes in Plan Qualification Requirements contained in IRS Notice 2014‑77 and applicable to a Cycle E filing, including but not limited to, the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008, and the Worker, Retiree, and Employer Recovery Act of 2008.. The amendment and restatement of the Plan is also intended to comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The Plan shall include the Appendices A through G contained herein.

Effective on and after January 1, 2009, the Plan became by merger the successor to the Gerstenslager Deferred Profit Sharing Plan (“Gerstenslager Plan”). The Committee established the various accounts or subaccounts as is necessary to reflect the merger of the accounts of the participants in the Gerstenslager Plan. Effective on and after January 1, 2009, The Gerstenslager Company and Gerstenslager Co. became classified as an “Employer.”

Worthington Cryogenics, LLC commenced participation in the Plan as an Employer on and after August 22, 2014. Worthington Energy Innovations, LLC commenced participation in the Plan as an Employer on and after January 1, 2014. The effective date of other employers that commence participation in the Plan, and the effective date of each other plan that is transferred to this Plan, shall be as set forth in an Appendix to the Plan or an adoption agreement. An Appendix may also set forth special provisions applicable to a transferred plan or Participating Employer.

Unless otherwise provided in the Plan to the contrary, the vested interest of a Participant who has terminated employment is determined by the provisions of the Plan in effect on the Participant’s date of termination of employment.

Section 1. Participants.

1.1. Initial Participation. Each Eligible Employee of the Employer, except an Eligible Employee described in the paragraphs below in this Section 1.1, shall be treated as an Active Participant for the purpose of being eligible to make 401(k) Contributions and Roth 401(k) Contributions (and shall be referred to in this Plan as a “401(k) Participant”) on the first payroll period coinciding with or next following the later of the date (a) he attains age 18; (b) he attains his Employment Commencement Date; or (c) he becomes an Eligible Employee.

Each Eligible Employee of the Employer who is classified as a temporary, part-time or a seasonal employee shall be treated as an Active Participant for the purpose of being eligible to make 401(k) Contributions and Roth 401(k) Contributions (and shall be referred to in this Plan as a “401(k) Participant”) and to receive Regular Employer Contributions or Matching Contributions (and shall also be referred to in this Plan as an “Active Employer Contribution Participant”) on the first day of the month coinciding with or next following the later of the date: (d) he attains age 18; (e) he has completed one Year of Eligibility Service; or (f) he becomes an Eligible Employee.

Each Eligible Employee of the Employer who is classified as a Highly-Compensated Employee at any time during the Plan Year that includes his Employment Commencement Date as a result of owning or being treated as owning more than 5% of an Employer or Related Employer shall not be eligible to make 401(k) Contributions and be classified as a 401(k) Participant until the date such individual satisfies the eligibility requirements set forth in the following paragraph regarding Regular Employer Contributions. In addition, if such Participant earns more than the applicable Highly-Compensated Employee dollar limit in such person’s initial Plan Year, such Participant shall not be eligible to make 401(k) Contributions in his second Plan Year until the date such individual satisfies the eligibility requirements set forth in the following paragraph regarding Regular Employer Contributions.

Each Eligible Employee of the Employer who is classified as a full-time employee shall be treated as an “Active Employer Contribution Participant” for the purpose of receiving an allocation of Regular Employer Contributions pursuant to Section 8.1 and for the purpose of receiving an allocation of Matching Contributions pursuant to the Section 8.2 as of the first day of the month coinciding with or next following the date: (g) he attains age 18; (h) which is the first day of the month coinciding with or first following the six-month anniversary of his date of hire ( but not later than after the completion of one Year of Eligibility Service); and (i) he becomes an Eligible Employee.

1.2. Eligibility Service. A Year of Eligibility Service is defined in Section 25.

1.3. Termination of Participation. An Eligible Employee who is an Active Participant shall cease to be an Active Participant on the date he retires, dies, becomes totally and permanently disabled, terminates his employment with the Employer and all Related Employers or otherwise ceases to be an Eligible Employee.

1.4. Rehires. A former employee who was previously an Active Participant and eligible to make 401(k) Contributions and receive Regular Employer Contributions and Matching Contributions and who is rehired by the Employer as an Eligible Employee shall become an Active Participant for the purposes of making 401(k) Contributions and Roth 401(k) Contributions and being eligible to receive Regular Employer Contributions and Matching Contributions on his date of rehire. If a former employee had satisfied the eligibility requirements to make 401(k) Contributions and Roth 401(k) Contributions, but, due to a severance from employment, did not become a 401(k) Participant, then such Eligible Employee shall become a 401(k) Participant immediately on his date of rehire. If a former employee had satisfied the eligibility requirement to receive Regular Employer Contributions and Matching Contributions but, due to a severance from employment, did not become a Participant for purposes the Regular Employer Contributions and Matching Contributions, then such Eligible Employee shall become a Participant as of the later of (a) the date on which he would have entered the Plan had there been no severance from employment, or (b) the of his rehire with the Employer. All other rehired Eligible Employees shall become Active Participants in accordance with and after meeting the requirements set forth in Section 1.1 for the applicable contribution type.

Section 2. Employer Contribution.

2.1. Regular Employer Contributions. The Employer shall contribute as a Regular Employer Contribution an amount equal to 3% of an eligible Active Employer Contribution Participant’s Compensation for the Plan Year, or such greater or lesser amount as the Employer in its discretion shall determine.

The Employer may also contribute and pay to the Trustee as a Regular Employer Contribution the share of the net profits of the Employer to be separately allocated to the eligible employees of one or more Employer Groups who are employed on the last day of the applicable Plan Year.

Notwithstanding the foregoing, to the extent that the Plan continues to be a safe-harbor plan, the Employer shall make an additional contribution if necessary to provide for the minimum safe harbor contribution described in Code Section 401(k)(12)(C) to eligible Active Employer Contribution Participants.

2.2. Allocation of Regular Employer Contributions. Regular Employer Contributions made pursuant to Section 2.1 hereof shall be allocated as provided in Sections 8.1 and 22.2 hereof.

2.3. Vesting. All Regular Employer Contributions shall be credited to a Participant’s Regular Employer Contribution Account. Amounts contributed to a Participant’s Regular Employer Contribution Account, as adjusted pursuant to Section 8, shall be fully vested and nonforfeitable at all times.

Section 3. Section 401(k) Contributions, Roth 401(k) Contributions and Matching Contributions.

3.1. 401(k) Contributions and Roth 401(k) Contributions. Each 401(k) Participant shall be entitled to make or modify an Enrollment Designation. The Enrollment Designation shall be in such form as determined by the Committee and shall provide for the reduction of: (a) a designated amount of the Compensation to be received by the 401(k) Participant; and/or (b) a designated amount of the cash profit sharing or executive bonus payments to be received by the 401(k) Participant, and a corresponding contribution to the Plan by the Employer of such amount. The Enrollment Designation will provide for the designation of the amount specified by the Participant and a corresponding contribution of such amount to the Plan by the Employer as 401(k) Contributions which will be allocated to the 401(k) Participant’s 401(k) Account, or as Roth 401(k) Contributions which will be allocated to his Roth 401(k) Contribution Account. The total amount of the reduction in the Compensation of a 401(k) Participant in any Plan Year may not exceed 90% of the Compensation of a 401(k) Participant. The Committee may place reasonable restrictions on the designated percentage reduction on the amount designated by a 401(k) Participant in order to ensure compliance with such Compensation limitation or other limitations set forth in Section 9 of the Plan.

In lieu of requiring an Eligible Employee to complete an Enrollment Designation, the Committee will elect on behalf of each Eligible Employee who becomes a 401(k) Participant on or after January 1, 2014 and who has not otherwise made an Enrollment Designation to have 4% of such person's Compensation (3% of Compensation for an Angus Participating Employee) contributed to the Plan, and effective on and after March 1, 2014, to increase to 4% of Compensation (3% of Compensation for an Angus Participating Employee) the automatic enrollment amount of each Active Participant for whom a current automatic enrollment contribution of 2% of Compensation was being made, and will treat such amounts as 401(k) Contributions made by the Employer on behalf of such Eligible Employee. This automatic enrollment contribution will commence 6 months after such person's Employment Commencement Date (in the case of a full-time Eligible Employee), or as soon as is reasonably practicable after an Eligible Employee's commencement of participation (in the case of all other Eligible Employees). Under this automatic enrollment arrangement, the Plan will provide the Eligible Employee with a notice, written in a manner calculated to be understood by an average Eligible Employee for whom the automatic election applies that contains:

(a) an explanation of the automatic enrollment election and amount, the Eligible Employee’s right to change or revoke the election and the procedures and timing requirements for changing or revoking the election; and

(b) an explanation of how contributions made on the Eligible Employee’s behalf will be invested if the Eligible Employee does not direct the investment of such contributions.

The notice described above shall be provided to the Eligible Employee prior to the date on which the Eligible Employee’s 401(k) Contributions will commence under this Section 3.1, and to the extent the Eligible Employee does not modify the automatic enrollment percentage, prior to the beginning of each subsequent Plan Year.

3.2 Catch-up Contributions. A 401(k) Participant who is prevented from making additional 401(k) Contributions or Roth 401(k) Contributions to the Plan for a Plan Year as a result of a Plan limitation regarding the amount of 401(k) Contributions and Roth 401(k) Contributions the 401(k) Participant may make for a Plan Year; the limitations imposed by Section 9.3 of the Plan or any other applicable limitation, and who has or will attain age 50 by the last day of any calendar year, may make an additional contribution to the Plan during the Plan Year, hereinafter referred to as a “catch-up contribution.”

The amount of a catch-up contribution made by a 401(k) Participant shall not exceed the dollar limitation set forth in Code Section 414(v)(2)(B) [as adjusted in accordance with Code Section 414(v)(2)(C)] or the amounts described in Code Section 414(v)(2)(A)(ii).

Catch-up contributions shall not be subject to the otherwise applicable limitations described in Sections 401(a)(30), 401(k)(3), 404(h), 410(b), 415 or 416 of the Code, or any other applicable limitation for the relevant Plan Year, Limitation Year or taxable year for which such contribution is credited, but shall otherwise be treated as 401(k) Contributions or Roth 401(k) Contributions.

The provisions of this Section shall be applicable on an equivalent basis to all 401(k) Participants in the Plan who are eligible to make catch-up contributions and to similarly situated participants in any other plan sponsored by the Company or an Affiliate that provides for elective deferrals under a “qualified cash or deferred arrangement” [within the meaning of Treasury Regulation Section 1.401(k)‑1(a)(4)].

3.3. Timing of Enrollment Designations. A 401(k) Participant may make or modify an Enrollment Designation (including an election with regard to profit sharing or bonus payments) at any time, and such Enrollment Designation will generally be effective as of the first day of the first payroll period after its completion and processing. A 401(k) Participant may also terminate an Enrollment Designation at any time, and such designation will generally be effective as of the last day of the payroll period in which the designation was completed. The Committee may establish rules and regulations that provide for the receipt of such Enrollment Designation not later than the date or dates specified by the Committee in order for such election to be processed by the time period set forth in this Section 3.3.

3.4. Allocation and Vesting. All 401(k) Contributions contributed for the benefit of each Participant shall be contributed by the Employer by the Trust and credited to his 401(k) Account and all Roth 401(k) Contributions contributed for the benefit of each Participant shall be contributed to his Roth 401(k) Contribution Account. Amounts in a Participant’s 401(k) Account and Roth 401(k) Contribution Account, as adjusted pursuant to Section 8, shall be fully vested and nonforfeitable at all times.

3.5. Certain Make-up Contributions. An Eligible Employee whose reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act shall, upon his return to active employment with the Employer, be permitted to make 401(k) Contributions or Roth 401(k) Contributions (and receive a corresponding Matching Contribution) for his period of Qualified Military Service in accordance with Code Section 414(u).

3.6 Matching Contributions. The Employer shall make Matching Contributions in accordance with Section 8.2 for the benefit of an Active Employer Contribution Participant who makes a 401(k) Contribution or Roth 401(k) Contribution. All Matching Contributions contributed for the benefit of each such Active Employer Contribution Participant shall be credited to his Matching Contribution Account. Amounts held in a Participant’s Matching Contribution Account, as adjusted pursuant to Section 8, shall be fully vested and nonforfeitable at all times.

Section 4. After-Tax Contributions by Participants.

4.1. After-Tax Voluntary Contributions. No After-Tax Voluntary Contributions have been permitted nor shall they be permitted for any period after October 1, 1999. All After-Tax Voluntary Accounts shall continue to be maintained for Participants who made After-Tax Voluntary Contributions prior to October 1, 1999.

4.2. Allocation and Vesting. After-Tax Voluntary Contributions made by a Participant are allocated to such person’s Participant’s After-Tax Voluntary Account. Amounts held in an After-Tax Voluntary Account, as adjusted pursuant to Section 8, shall be fully vested and nonforfeitable at all times.

Section 5. Flex Rollover Contributions.

5.1. Flex Rollovers. As provided by the Flexible Benefit Plan applicable to employees of the Employer, a Participant shall have all or a portion of his annual benefit provided in such plan contributed by the Employer as a contribution for him under this Plan. This contribution shall be referred to by the Plan as a “Flex Rollover Contribution” and contributed to the Participant’s Flex Rollover Account. After its inception, the Flexible Benefit Plan was renamed the Choices Benefit Plan. Accordingly, “Flex Rollover Contributions” were subsequently renamed “Choices 401(k) Contributions”, and Flex Rollover Account” was subsequently renamed the “Choices 401(k) Account.” A Participant’s Choices 401(k) Contributions shall be subject to the Code Section 402(g) limitation on salary deferral contributions as described in Section 9.3(a) of the Plan, and shall be eligible for Matching Contributions as described in Section 3.6 of the Plan. Notwithstanding the foregoing, Choices 401(k) Contributions have been discontinued effective January 1, 2015.

5.2. Allocation and Vesting. Choices 401(k) Contributions made by a Participant shall be allocated to such person’s Participant’s Choices 401(k) Account. Amounts held in a Choices 401(k) Account, as adjusted pursuant to Section 8, shall be fully vested and nonforfeitable at all times.

Section 6. Qualified Rollovers.

6.1. Rollovers. Subject to the Committee’s reasonable determination that a Qualified Rollover Contribution meets the requirements of Section 402(c) of the Code, an Active Participant may contribute to this Plan, as a Qualified Rollover Contribution, a distribution from an “eligible retirement plan” within the meaning of Code Section 402(c)(8)(b), provided such amounts do not consist of after-tax contributions. Amounts so rolled over will be credited to and maintained in the Participant’s Qualified Rollover Account or, in the case of Roth 401(k) contributions, such person’s Roth Qualified Rollover Account. Amounts transferred by an Active Participant directly from another qualified pension or profit sharing plan pursuant to Section 401(a)(31)(A) of the Code will be treated hereunder as a Qualified Rollover Contribution. Direct rollovers of Roth 401(k) contributions (i.e. from the trustee of the transferor plan to the Trustee of the Plan) which represents nontaxable amounts may be rolled over to this Plan, but indirect rollovers of Roth 401(k) contributions (i.e. amounts previously received by the Participant) shall not be permitted. The effective date of such transfer shall be as mutually agreed upon by the Committee and the Active Participant. The funds to be transferred to this Plan and its Trust shall be in such form as the Committee may approve.

6.2. Allocation and Vesting. Qualified Rollover Contributions transferred pursuant to this Section 6 shall be allocated to the Qualified Rollover Account or Roth Qualified Rollover Account maintained for the benefit of the applicable Participant. Amounts held in a Participant’s Qualified Rollover Account or Roth Qualified Rollover Account, as adjusted by pursuant to Section 8, shall be fully vested and nonforfeitable at all times.

6.3. New Employees. An Eligible Employee who has not yet met the requirements necessary to commence making 401(k) Contributions and Roth 401(k) Contributions may make a Qualified Rollover Contribution. An Eligible Employee who has made a Qualified Rollover Contribution will be treated as a Participant with respect to his Qualified Rollover Account.

Section 7. Participant’s Accounts .

7.1. Accounts. The Committee shall maintain accounts for each Participant to which the Regular Employer Contributions, 401(k) Contributions, Roth 401(k) Contributions, Matching Contributions, After-Tax Voluntary Contributions, Choices 401(k) Contributions and Qualified Rollover Contributions made by or for the benefit of such Participant, and such Participant’s share of the earnings and profits of the Trust, shall be credited, and to which payments to such Participant and such Participant’s share of the losses and expenses of the Trust shall be charged. The Committee may also maintain other accounts for other purposes as it deems necessary. The total of each Participant’s accounts may be referred to by this document as the Participant’s “Account.” The Committee may keep records of the contributions and accounts as it may deem advisable.

7.2. Funds. The Committee shall arrange to divide the assets of the Trust into separate funds (with participation therein being evidenced by separate accounts) to make it possible for a Participant to direct the investment of his Account in a fund that has an investment objective that best suits his needs and objectives. Participants shall be given the opportunity to designate investments in particular funds. The objective of such funds, the names by which they will be identified and the rules with respect to participation in them, transfers between them and their operation shall be determined by the Committee.

For Plan Years commencing on or after January 1, 2007, the Plan shall permit a Participant or Beneficiary to diversify that portion of his 401(k) Account and for Plan Years commencing on or after January 1, 2010, his Roth 401(k) Contribution Account holding employer securities (within the meaning of Section 407(d)(1) of ERISA) at periodic, reasonable times no less frequently than quarterly and in accordance with Section 401(a)(35) of the Code and applicable guidance thereunder. The Plan shall permit a Participant or Beneficiary to diversify that portion of his Regular Employer Contribution Account and Matching Contributions which are invested in employer securities at periodic reasonable times no less frequently than quarterly after such Participant or Beneficiary has been credited with at least three “years of service” (within the meaning of Code Section 411(a)(5)). To this end, the Plan shall offer no less than 3 investment options, other than employer securities, to which the Participant or Beneficiary may direct such person’s investments. Each such investment option shall be diversified from each other, and shall have materially different risk and return characteristics. The Plan shall not impose restrictions on employer securities which are not imposed on such other investment options, other than those restrictions imposed by securities laws.

A Participant’s or Beneficiary’s future contributions to the Worthington Industries, Inc. Common Stock fund shall be limited to not more than 25 percent of such person’s contributions to the Plan. A Participant or Beneficiary will be prohibited from making investment exchanges to the Worthington Industries, Inc. Common Stock fund if the Participant’s or Beneficiary’s Worthington Industries, Inc. Common Stock fund equals or exceeds 25 percent of such person’s total Accounts.

The Committee may permit a Participant or Beneficiary to invest his Account through written instructions to the Committee, by instructions made through the Internet, by telephone or through the use of any means not prohibited by the Internal Revenue Service or the Department of Labor, and to receive all information necessary to make such investment instructions, and receive a confirmation of such instructions, in a similar manner. The Committee may limit the methods used by the Participant or Beneficiary to one or more of the methods described in this paragraph.

If a Participant or Beneficiary fails to direct the investment of his Account, such Account will be directed by the Trustee into one or more of the investment options offered under the Plan, as specified by the Committee.

7.3. Adjusting Accounts. Appropriate allocations, adjustments, credits and charges (including charges for expenses) to particular accounts shall be made. For example, the adjustments required by this section and Section 8 shall be made for each of such funds and accounts, and a Participant whose Account is transferred from one such fund to another shall have his Account in one fund charged and his Account in the other fund credited.

Section 8. Adjustment of a Participant’s Accounts.

8.1. Allocation of Regular Employer Contributions. Except as set forth in this section below, Regular Employer Contributions shall be allocated to an Active Employer Contribution Participant to the extent that such person has received Compensation during the applicable pay period.

Profitability contributions as described in the second paragraph of Section 2.1 shall be based on the ratio that the Unit Credits of an Active Employer Contribution Participant of an Employer Group bears to the total Unit Credits of all eligible Active Employer Contribution Participants of the Employer Group. An eligible Participant entitled to an allocation described in this paragraph shall receive one Unit Credit for each full $100.00 of Compensation credited to such person for the previous calendar year provided such person is actively employed by the Employer Group on the December 31 of the previous calendar year, and one Unit Credit for each Continuous Year of Service. For this purpose, “Continuous Year of Service” shall mean each 12–month period of continuous employment of a Participant, measured from his Employment Commencement Date or any anniversary thereof, determined in accordance with uniform procedures established by the Committee.

In addition, the Plan intends to meet the safe-harbor requirements of Section 401(k)(12)(C) of the Code. As a result, a minimum allocation equal to the difference between: (a) the allocation of Regular Employer Contributions made for the benefit of each Active Employer Contribution Participant who has met the eligibility requirements set forth in the preceding paragraph; and (b) 3% of such eligible Active Participant’s Compensation earned during the Plan Year (excluding Compensation paid prior to becoming an Active Employer Contribution Participant) shall be made to the Plan’s Trust. To the extent this minimum allocation is required to be made, the allocation date for the allocation shall be the last day of the Plan Year and it shall be made to the Plan by the Employer not later than a reasonable time after the applicable Plan Year end.

8.2. Allocation of Matching Contributions. The Employer may make Matching Contributions equal to a portion of a 401(k) Participant’s 401(k) Contributions or Roth 401(k) Contributions. The amount of Matching Contributions that may be made by the Employer shall be determined by the Employer in its sole discretion. Matching Contributions shall be allocated on a payroll period basis. Notwithstanding the foregoing, the Committee shall elect to “true up” Matching Contributions (i.e., reallocate Matching Contributions on an annual basis). In no event may the allocation of Matching Contributions pursuant to this section take into consideration Compensation paid to a Participant prior to the date the Participant was first eligible to receive such Matching Contributions.

Special provisions shall apply to an Angus Participating Employee as set forth in AppendixB.

8.3. Crediting of Other Contributions. After-Tax Voluntary Contributions, Qualified Rollover Contributions, Choices 401(k) Contributions, 401(k) Contributions and Roth 401(k) Contributions made by or for the benefit of the Participant shall be credited to his respective Account as soon as administratively practicable after receipt by the Trustee.

8.4. Valuation of Accounts and Adjustments. Each Participant’s Account shall be valued for earnings and losses as of each day the New York Stock Exchange is open for business. Each Participant’s Account will be adjusted for contributions, withdrawals, Plan expenses and other debits or credits in accordance with procedures established by the Committee.

Section 9. Limitations on Allocations.

9.1. Limitations on Annual Additions. Annual Additions to each Participant’s Account shall not exceed the lesser of: (a) the dollar amount determined by reference to Code Section 415(c)(1)(A) as adjusted by Code Section 415(d); or (b) 100% of the Participant’s “Section 415 Limit Compensation” paid or made available for the applicable Limitation Year. For purposes of this section, “Section 415 Limit Compensation” shall have the meaning as set forth in Treasury Regulation Section 1.415(c)‑2(d)(4) and, for Limitation Years commencing on and after January 1, 1998, shall include “elective deferrals,” as such term is defined by Section 402(g)(3) of the Code, and amounts contributed or deferred at the election of the Participant by the Company or Related Employer that are not includable in the gross income of such Participant by reason of Section 125 of the Code, Section 457 of the Code, or effective on and after January 1, 2001 by Section 132(f)(4) of the Code. For the purpose of this Section 9.1, Section 415 Limit Compensation shall not include contributions to a Participant’s Account for medical benefits [within the meaning of Section 401(h) or Section 419A(f)(2) of the Code] after the Participant’s separation from service, notwithstanding the fact that such contributions may otherwise be treated as Annual Additions.

Effective for Limitation Years beginning on or after July 1, 2007, except as provided below, the following amounts otherwise meeting the definition of Section 415 Limit Compensation in accordance with this section may only be treated as Section 415 Limi5t Compensation if such amounts are paid by the later of 2½ months after an Active Participant’s “severance from employment” [within the meaning of Treasury Regulation Section 1.415(a)‑1(f)(5)] from the Employer and all Affiliates or the end of the Limitation Year that includes the date of severance from employment from the Employer and all Affiliates:

(i) regular payments received by the Participant after severance from employment if: (A) the payments are regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments; and (B) the payments would have been paid to the Participant prior to severance from employment if the Participant had continued in employment with the Employer.

(ii) payment for unused accrued bona fide sick, vacation or other leave received after severance from employment, but only if the Participant would have been able to use the leave if employment continued and such amounts would have been included in the definition of Section 415 Limit Compensation if the amounts were paid prior the Participant’s severance from employment.

Notwithstanding the foregoing, Section 415 Limit Compensation shall include, regardless of whether paid within the time period specified above, payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering into Qualified Military Service.

Notwithstanding the foregoing, Section 415 Limit Compensation shall not include the following amounts: (A) amounts paid to a Participant who is permanently and totally disabled [as defined in Code Section 22(e)(3)]; (B) amounts that are treated as severance pay or parachute payments [within the meaning of Code Section 280G(b)(2)] if paid after severance from employment; or (v) payments under a nonqualified unfunded deferred compensation plan which are paid after severance from employment.

For Limitation Years beginning on or after July 1, 2007, Section 415 Limit Compensation shall be $200,000, as adjusted by Code Section 401(a)(17)(B).

If a Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is treated for purposes of this section as if the Plan was amended to change its Limitation Year. As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules.

The Plan shall incorporate by reference the provisions of Section 415 of the Code and final Treasury Regulations thereunder to the extent not set forth above.

9.2. Corrective Adjustments. If excess Annual Additions are the result of Annual Additions to more than one plan of the Company or an Affiliate, the excess Annual Additions shall be first taken from this Plan. Excess Annual Additions shall be corrected in the manner permitted by the Internal Revenue Service in accordance with its Employee Plans Compliance Resolution System, as set forth in Rev. Proc. 2013-12, and other successor guidance.

9.3. Limitation on 401(k) Contributions, Roth 401(k) Contributions and Matching Contributions for Highly-Compensated Employees; Limitations on 401(k) Contributions and Roth 401(k) Contributions. Limitation on 401(k) Contributions, Roth 401(k) Contributions and Matching Contributions for Highly-Compensated Employees; Limitations on 401(k) Contributions and Roth 401(k) Contributions" \f C \l "2" .

(a) For each calendar year, the 401(k) Contributions and Roth 401(k) Contributions made by a Participant, excluding (i) amounts treated as excess Annual Additions pursuant to Section 9.2 of the Plan; and (ii) catch-up contributions deferred by a Participant in accordance with Section 414(v) of the Code, shall not exceed the limitation set forth in Section 402(g)(1) of the Code, as adjusted by Section 402(g)(4) of the Code. If a Participant’s 401(k) Contributions and Roth 401(k) Contributions, combined with other similar elective deferrals contributed to other plans, exceeds such limits, the Participant may assign to the Plan any portion of the excess (the “excess deferrals”) by notifying the Committee in writing of such excess deferrals by March 31 of the following calendar year. Notwithstanding the foregoing, the Plan may assume responsibility for the distribution of a Participant’s excess deferrals that arose from 401(k) Contributions, Roth 401(k) Contributions and catch-up contributions made to the Plan and elective deferrals made to other plans sponsored by the Employer or its Affiliates. Any excess deferrals, and income allocable to such excess deferrals, shall be distributed to the Participant no later than the April 15 of the calendar year first following the calendar year in which the excess deferrals arose. For this purpose, income will be determined by including the Participant’s share of the allocable gain or loss on the 401(k) Contributions and Roth 401(k) Contributions made by the Participant during the calendar year in which such excess is attributable. “Income” shall be calculated under one of the methods set forth in Treasury Regulation Section 1.402(g)‑1(e)(5)(ii) or (iii), with one such method being applied consistently to all affected Participants. For taxable years commencing on or after January 1, 2007, gain or loss shall not include the allocable gain or loss for the period between the end of the calendar year and the date of distribution to the Participant.

(b) The Plan shall comply with and hereby incorporates by reference the provisions of Code Sections 401(k)(3) and 401(m)(2), and Treasury Regulations Sections 1.401(k)-2 and 1.401(m)-2, which shall be applicable to all 401(k) Participants who have not met the requirements to become Active Employer Contribution Participants. The Plan shall comply with the preceding Code Sections and Treasury Regulations by: (i) using the current year testing method in determining a 401(k) Participant’s actual deferral and actual contribution percentages; and (ii) by calculating each 401(k) Participant’s actual deferral and actual contribution percentages by using the 401(k) Participant’s Compensation for the portion of the Plan Year in which such person was an Active Participant. Notwithstanding the foregoing, the Plan shall first recharacterize excess contributions otherwise required to be distributed to a Highly-Compensated Employee as catch-up contributions made by such Highly-Compensated Employee to the Plan, and shall treat such excess contributions so recharacterized as being distributed in accordance with this subsection, to the extent the amounts so recharacterized do not exceed the applicable limitations on catch-up contributions set forth in Section 414(v) of the Code.

9.4. Safe-Harbor Election. Unless otherwise provided in an Appendix, the Plan elects to meet the safe-harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code for a Plan Year for all Participants after such persons have become Active Employer Contribution Participants. As a result, the provisions relating to the actual deferral percentage test and matching contribution percentage test set forth in Sections 401(k)(3) and 401(m)(2) of the Code shall not be applicable to such Participants. As a result of the safe-harbor election:

(a) Regular Employer Contributions set forth in Section 2 will be made in an amount that, for the Plan Year, will comply with the safe-harbor provisions set forth in Code Section 401(k)(12)(C) for the Plan Year, and such contributions shall be subject to the provisions of Code Section 401(k)(12)(E). Matching Contributions shall meet the requirements of Code Section 401(m)(11); and

(b) the Employer will notify each of its Active Employer Contribution Participants who are eligible to make 401(k) Contributions and Roth 401(k) Contributions for the Plan Year, within a reasonable time prior to the beginning of each Plan Year (or for an individual who became a Participant after the beginning of the Plan Year, within a reasonable time prior to the date such individual became a Participant), of such Participants’ rights and obligations under the Plan. Such notice must be written in a manner calculated to be understood by the average Participant and will include a description of (or a reference to where such information may be obtained):

(i) the amount of Regular Employer Contributions that will be made on behalf of the Participant;

(ii) the type and amount of Compensation that may be deferred by a Participant;

(iii) how to make an Enrollment Designation;

(iv) the periods available for making Enrollment Designations;

(v) the withdrawal and vesting provisions applicable to contributions under the Plan; and

(vi) how to obtain additional information about the Plan and from whom Active Employees can obtain such information.

(c) In accordance with Code Section 410(b)(4)(B), the Plan shall be disaggregated into separate plans whereby deferral and contribution percentages are determined separately for all 401(k) Participants who have not completed the minimum age and service requirements required of Active Employer Contribution Participants.

9.5. Lines of Business. The testing required under Sections 410(b) and, as applicable, 401(k) and 401(m) of the Code shall be done on the basis of employees in each of the “lines of business” established for the applicable Plan Year by the Committee and shall not be done by aggregating all employees of all employers that are Affiliates unless otherwise determined by the Committee for such Plan Year.

Section 10. Retirement Benefits.

10.1. Retirement. Upon an Active Participant’s retirement from the employ of the Company, and all Related Employers on the date his age and number of Continuous Years of Service equals 65, and has attained age 55 with 5 Continuous Years of Service, he shall be entitled to receive the entire balance of his Account. Payment of the Participant’s Account shall be made as provided in Section 14 hereof.

10.2. Work Beyond Normal Retirement Age. If an Active Participant continues to work beyond his Normal Retirement Age he shall continue as an Active Participant in the Plan, provided that he continues to meet all the eligibility requirements of the Plan.

Section 11. Death Benefits.

11.1. Payment to Beneficiary. The Beneficiary of a deceased Participant will be entitled to receive, upon application for benefits, the entire balance of the Participant’s Account.

11.2. Spouse as Beneficiary. The Beneficiary of a married Participant shall be his spouse unless: (a) the Participant’s spouse has consented to the Participant’s designation of a different Beneficiary; (b) such designation has been made; and (c) the Beneficiary is then living. For the spouse’s consent to a beneficiary designation to be valid, it must be: (i) in writing identifying the effect of such Beneficiary designation; (ii) signed by both the Participant and his spouse; and (iii) witnessed by a notary public (or an appropriate representative of the Committee). The Participant’s spouse’s signature and consent is not required if the Participant establishes to the satisfaction of the Committee that there is no spouse, the spouse cannot be located, the spouse and Participant are legally separated or the Participant has abandoned and the Participant has a court order to such effect, or the consent of the spouse is not otherwise required as set forth in Treasury Regulations or other guidance. Effective on and after June 26, 2013 and prior to September 16, 2013, the references to either a “spouse” or “surviving spouse” herein shall include an individual married to a Participant in a same-sex marriage that was validly entered into in the jurisdiction in which the Participant resides. Effective on and after September 16, 2013, a “spouse” or “surviving spouse” shall include an individual married to a Participant in a same-sex marriage that was validly entered into in a jurisdiction whose laws authorized the marriage, even if the Participant resides in a jurisdiction that does not recognize the validity of the same-sex marriage.

11.3. Other Beneficiaries. Each Participant who is not married, and each married Participant who has filed a valid spouse’s consent, may designate by a writing filed with the Committee or its designee one or more persons to be his Beneficiary under the Plan. Contingent Beneficiaries may also be named. In the event the Participant has no surviving spouse and has not designated a Beneficiary, his estate shall be deemed to be his Beneficiary. If a Beneficiary dies after the Participant but prior to the receipt of his benefit under this Plan, the Beneficiary’s named beneficiary, or if none, the Beneficiary’s estate will receive the amount payable to the Beneficiary. No payment shall be made to any incompetent person (through minority or otherwise) until the Committee has been furnished evidence satisfactory to it of the person to whom such a payment shall be made and his right to receive the same. Until appropriate evidence is furnished, all amounts so payable shall be held for the person or persons entitled to receive them in a separate account. The Committee may, in its discretion, limit the number of Beneficiaries that may be designated by a Participant. Payments of such amount shall be made as provided in Section 14 hereof.

11.4. HEART Act Provision. Effective for deaths occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the Beneficiaries of the Participant are entitled to all additional benefits (other than benefit accruals) relating to the period of Qualified Military Service provided under the Plan as if the Participant had resumed employment with the Employer and then died.

Section 12. Disability Benefits.

If a Participant becomes so totally and permanently disabled that he is not able to perform his job or any job for the Employer for which he is reasonably suited as a result of his education, training and experience, such Participant shall be entitled to receive, as a disability benefit, the entire balance of his Account. The determination of disability shall be made by the Committee, which may request that the affected Participant be examined by a licensed physician selected by the Committee. Payment of such amount shall be made as provided in Section 14 hereof.

Section 13. Termination of Employment.

If a Participant incurs a severance from employment of the Company and all Related Employers for any reason other than retirement, death or disability in accordance with Sections 10, 11 and 12 hereof, he shall be entitled to the entire value of his Account. The term “severance from employment” in the preceding sentence and where used in the Plan shall be interpreted in accordance with Code Section 401(k)(2)(B)(i)(I) and applicable authority thereunder. This section shall not apply to Participants who has severed their employment from the Company and all Related Employers prior to January 1, 2002. Payment of such amounts shall be made as provided in Section 14 hereof.

Section 14. Method of Payment .

14.1. Payments on Account of Retirement, Death, Disability or Termination of Employment; Rollovers. At the time a Participant requests to receive any amount from the Plan because of his retirement, termination of employment or disability or at the time a Beneficiary requests to receive any amount because of a Participant’s death, the Trustee, acting in accordance with the written instructions of the Committee, shall make payment from the Trust to such individual or individuals in the form of a lump sum. A Participant or Beneficiary shall be eligible to receive a distribution pursuant to this section as soon as administratively practicable after the Participant or Beneficiary is eligible; except that if a contribution is still to be made for his benefit, the Committee may delay such payment until after the date on which such contribution is credited.

14.2. Consent/Cash-Out Provisions. Subject to Section 14.4, no distributions from the Plan shall be made to a Participant who has not attained age 65 and whose Account is greater than $1,000 without the consent of such Participant.

A Participant’s election to receive a distribution from the Plan prior to his attainment of his Normal Retirement Age and pursuant to this Section 14 will not be valid unless: (a) the Participant has received a general description of the material features and the relative values of the forms of benefits (hereinafter referred to as “description”) under the Plan; and (b) the Participant has been informed that, subject to the cash-out limits of this section, he has the right to postpone any distribution until he has attained his Normal Retirement Age and the consequences of his failure to do so. The Participant will be provided with such description not less than 30 days and not more than 180 days (90 days for Plan Year beginning before January 1, 2007) prior to the date his benefits are scheduled to commence, provided that a distribution may be made to the Participant prior to such 30-day period, provided the Participant has been informed that he has a right to a period of at least 30 days after receiving the description to consider the decision of whether to elect a distribution from this Plan, and the Participant, after receiving such information, affirmatively elects a distribution prior to such 30-day period. This paragraph shall be effective for distributions occurring on and after January 1, 1997. Effective for distribution notices for Plan Years commencing on or after January 1, 2007, a Participant who is eligible for a distribution from the Plan prior to his Normal Retirement Age shall be informed of his right to defer a distribution from the Plan and the consequences of the failure to do so. The period for considering the notice described in this paragraph or the notice considering a Participant’s right to make a rollover distribution, as further described in Section 14.5, shall be not more than 180 days.

If the Account of an Inactive Participant or Beneficiary does not exceed $1,000 as of the date of distribution, such Account will be distributed, in accordance with uniform procedures established by the Committee, to such Inactive Participant or Beneficiary in the form of a lump sum as soon as is administratively practicable after the termination of employment of the Participant or Beneficiary and without his consent.

14.3. Rights of Inactive Participants. For so long as an Inactive Participant’s Account remains as an asset of the Plan, he shall be permitted to exercise in respect to his Account all of the investment alternatives afforded by the Plan, change his Beneficiary designations and receive copies of any and all notifications, announcements government filings or Plan amendments which are distributed or required to be distributed to him.

14.4. Latest Payment Dates.

(a) Subject to subsection (b) below, unless the Participant elects to defer a distribution from the Plan, the payment of the Participant’s Account will begin no later than 60 days after the end of the Plan Year in which the latest of the following occurs: (i) the Participant attains his Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates service with the Company and all Related Employers; provided however, that if the amount of the distribution required to commence on the date determined under this section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant or his Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made not later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located. A Participant who does not elect to receive a distribution from the Plan will be deemed to elect to defer the distribution.

(b) In no event will the Account of a Participant be distributed, or commence to be distributed, later than the Participant’s required beginning date. “Required beginning date” will mean, for a Participant who is not a 5% Owner, the April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70½; or (ii) the calendar year in which the Participant retires. The required beginning date of a Participant who is a 5% Owner will mean the April 1 of the calendar year following the calendar year in which the Participant attains age 70½. Distributions will be made over the life of the Participant or over the life expectancy of the Participant and his designated beneficiary (or over a period not greater than the life expectancy of the Participant and his designated beneficiary) and in accordance with the required minimum distribution provisions of Section 401(a)(9) of the Code [including the incidental distribution requirements of Code Section 401(a)(9)(G)] and the regulations under Section 401(a)(9) of the Code, including Treasury Regulations Section 1.401(a)(9)-2 through 9, which shall be incorporated by reference. The provisions of this Section 14.4(b) shall override any distribution options in the Plan inconsistent with this Section 14.4(b).

Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions in 2009 from the Plan but for the enactment of Section 401(a)(9)(H) of the Code will not receive a distribution from the Plan that would have satisfied the requirements of this section for 2009 [prior to the application of Code Section 401(a)(9)(H)] unless the Participant or Beneficiary elected to receive such distribution. In addition, notwithstanding any provision of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, any distribution made in accordance with the preceding paragraph to a Participant or Beneficiary may be treated as an eligible rollover distribution by the Participant or Beneficiary.

If a Participant dies before distribution of the Participant’s interest has commenced on his required beginning date, the Participant’s entire interest shall be distributed by the December 31 coinciding with or next following the fifth anniversary of the Participant’s death, provided that if the Participant has designated a beneficiary to receive a part or all of the Participant’s interest and if payment to the designated beneficiary commences not later than by the December 31 coinciding with or next following the first anniversary of the Participant’s death, the portion payable to such designated beneficiary may be paid over a period which does not exceed the designated beneficiary’s life expectancy. In the event the Participant’s designated beneficiary is the Participant’s spouse, payment to the spouse need not commence earlier than the date on which the Participant would have reached seventy and a half (70½). If a deceased Participant’s designated beneficiary is the Participant’s spouse and the spouse dies before payments commence, the Participant’s entire interest shall be distributed by applying the rules of this subsection as though the deceased spouse were the Participant.

If a Participant dies after the distribution of the Participant’s interest has commenced, the remaining portion of such interest shall be distributed at least as rapidly as under the distribution method being used as of the date of the Participant’s death, in accordance Code Section 401(a)(9)(b)(i) and applicable regulations thereunder.

(c) For the purpose of this Section 14.4, “5% Owner” shall have the meaning set forth in Code Section 416 and regulations thereunder with respect to the Plan Year ending with or within the calendar year in which such owner attains age 70 ½.

14.5. Eligible Rollover Distributions.

(a) A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) The following definitions will apply for purposes of this section:

(i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the Account of the distributee (including the outstanding balance of a Plan loan, if permitted by the Company in accordance with a business transaction, or as otherwise permitted by the Committee), except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary; (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9); (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (E) any distribution on account of financial hardship; (F) other miscellaneous amounts set forth in the Code, regulations, or other guidance, including the taxable amount of defaulted loans or the distributed amount of excess contributions and excess deferrals; and (G) at the election of the Committee, any other distribution, providing all distributions in the year are reasonably expected to total less than $200.

Notwithstanding subparagraph (D) of the preceding paragraph, amounts consisting of after-tax contributions, if any, distributed from a Participant’s Account that are excludable from the Participant’s gross income for federal income tax purposes will also be treated as an eligible rollover distribution. Such amounts may only be transferred to (A) an individual retirement account or annuity described in Section 408(a) of the Code or (B) for taxable years beginning afaer December 31, 2006, a Roth individual retirement account or annuity described in Section 408(b) of the Code (“Roth IRA”), or (C) a qualified defined contribution plan described in

Sections 401(a) or 403(a) of the Code, or a tax-sheltered annuity pursuant to Section 403(b) of the Code, provided that such account, annuity or plan agrees to separately account for the amounts transferred, including separately accounting for the portion of such distribution that is includable in gross income.

(ii) Eligible retirement plan: Except as provided below, an eligible retirement plan is (A) an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution; or (B) an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.

Effective on or after January 1, 2008, an eligible retirement plan shall also mean a Roth IRA or a “designated Roth account” within the meaning of Code Section 402A, provided that the direct rollover came from the designated Roth account, or the rollover to the Roth IRA is a “qualified rollover contribution” within the meaning of Code Section 408A(e).

Notwithstanding the foregoing, effective on and after January 1, 2007, with regard to a rollover from a non-spouse Beneficiary who is a “designated beneficiary” (as defined by Treasury Regulation Section 1.401(a)(9)‑4), an eligible retirement plan shall mean an inherited individual retirement account or annuity.

The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(iii) Distributee: A distributee includes an Employee or former Employee. In addition, the spouse or surviving spouse of an Employee or former Employee, including a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), is a distributee with regard to the interest of the spouse or surviving spouse. Effective for distributions from the Plan commencing on or after January 1, 2007, a non-spouse Beneficiary who is a “designated beneficiary” (as defined by Treasury Regulation Section 1.401(a)(9)‑4) is a distributee with regard to the interest of such person.

(iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 15. Loans, Withdrawals, In-Service Distributions and Hardship Distributions.

15.1. Withdrawals from Voluntary Accounts, Qualified Rollover Accounts, or Roth Qualified Rollover Accounts. Each Participant may, at any time, withdraw from his After-Tax Voluntary Account, Qualified Rollover Account, or Roth Qualified Rollover Account up to the total amount contributed by him less any amounts previously withdrawn by him or paid to him from said Account, as adjusted by any investment gains and losses on such Account. However, the Committee may adopt reasonable, nondiscriminatory rules to restrict or limit such withdrawals.

15.2. Hardship Withdrawals from Accounts. Upon the application of an Active Participant in the event of a financial hardship resulting from the immediate and heavy financial need of such Active Participant, the Committee shall permit the Active Participant to withdraw any or all of the amounts in his 401(k) Account, Roth 401(k) Contribution Account, Qualified Rollover Account, Roth Qualified Rollover Account or his Choices 401(k) Account (excluding income on such contributions made after December 31, 1988) in the form of a lump sum, provided that any amount distributed from such accounts shall not exceed the amount required to meet the immediate financial need created by the hardship (including amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and not reasonably available from other resources of the Participant. The Committee shall make a determination of financial hardship and the amount required for such distribution in accordance with uniform and nondiscriminatory standards which may be based upon standards set in the Code for 401(k) Account hardship distributions or such other standards as the Committee deems appropriate. Such standards may require a Participant to apply for and, if eligible, receive a loan from the Plan prior to receiving a hardship distribution and may require the Committee to suspend a Participant’s right to make a Section 401(k) Contribution and Roth 401(k) Contributions, or contributions to all “other plans maintained by the employer” [within the meaning of Treasury Regulation 1.401(k) 1(d)(3)(iv)(F)], including ceasing to be eligible to make contributions pursuant to a legally enforceable agreement or in accordance with the terms of the plan to qualified and non-qualified deferred compensation plans, stock option, stock purchase, or similar plans, for the six-month period beginning on the date the hardship distribution was received.

A financial hardship shall include the following:

(a) expenses for or necessary to obtain medical care that would be deductible under Section 213(d) of the Code (without regard to whether the expenses exceed the applicable adjusted gross income limitation) for the Participant or the Participant’s spouse or dependents [as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)];

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(c) the payment of tuition, related educational fees and room and board expenses for the next 12 months of postsecondary education for the Participant or the Participant’s Spouse, children or dependents [as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)];

(d) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence; and

(e) effective for Plan Years commencing on and after January 1, 2006, payment of burial or funeral expenses for the Participant’s deceased parents, spouse, children or dependents [as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)].

(f) effective for Plan Years commencing on and after January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds the 10% of adjusted gross income requirement).

Special provisions shall apply to an Angus Participating Employee as set forth in Appendix C.

15.3. In-Service Distributions After Age 59½. Any Participant who has attained age 59½ may elect at any time to withdraw all or any portion of his After-Tax Voluntary Account, his Choices 401(k) Account, his Qualified Rollover Account, Roth Qualified Rollover Account Matching Contribution Account, Roth 401(k) Contribution Account or his 401(k) Account in the form of a lump sum. The Committee may adopt reasonable, nondiscriminatory rules to restrict or limit such withdrawals.

Special provisions shall apply to a former ProCoil plan participant as set forth in Appendix C and former Westermann plan participant as set forth in Appendix D.

15.4. In-Service Distributions After Age 70½. Unless otherwise required to be distributed pursuant to Section 14.4(b) of the Plan, a Participant who attains age 70½ may, at any time, withdraw all or any portion of his After-Tax Voluntary Account, Choices Account, Qualified Rollover Account, Roth Qualified Rollover Account, Regular Employer Contribution Account, Matching Contribution Account, Roth 401(k) Contribution Account or 401(k) Account in the form of a lump sum or in the form of installments.

Special provisions shall apply to an Angus Participating Employee as set forth in Appendix.

15.5. Loans.

(a) Permissibility of Loans. Effective on and after April 1, 2000, a Participant who has not terminated his employment with all Employers may borrow funds from his After-Tax Voluntary Account, Choices 401(k) Account, Qualified Rollover Account, Roth Qualified Rollover Account, Roth 401(k) Contribution Account or his 401(k) Account pursuant to a loan program established by the fiduciary responsible for the investment of Plan assets and administered by the Committee. Any loan granted under such program will be deemed an investment of the Account of the Participant to whom the loan is made. All loans to Participants from the Plan must comply with the provisions of paragraphs (b) and (c) of this subsection.

(b) Code Section 72(p) Limitations. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of: (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (ii) one-half the present value of the vested Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), 414(m) and 414(o) are aggregated. Furthermore, any loan will by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan will be treated as a loan under this section.

(c) Additional Requirements. All loans made under this Plan will, in accordance with Code Section 4975(d)(1), comply with the following requirements:

(i) Loans will be made available to Participants or Beneficiaries on a reasonably equivalent basis.

(ii) Loans will not be made available to “highly-compensated employees” [within the meaning of Code Section 414(q)] in an amount proportionally greater than the amount made available to other Participants.

(iii) Each Participant will apply for a loan in accordance with procedures approved by the Committee.

(iv) Loans shall be made in accordance with criteria approved by the Committee.

(v) Loans will be adequately secured and bear a reasonable interest rate. For this purpose, a Participant’s vested Account will constitute sufficient collateral for a loan, provided that at no time may more than 50% of such vested Account be used as security for all outstanding loans made to the Participant under the Plan, determined immediately after the most recent loan is extended. A reasonable interest rate will be determined for each loan by the Committee based upon prevailing interest rates for similar loans in the surrounding business community in which the Plan is administered.

(vi) Default on a loan will exist upon the occurrence of any event enumerated as a default in the promissory note or security agreement executed by the Participant or Beneficiary. In the event of default, foreclosure on the note and attachment of the portion of the Account provided as security will occur upon a distributable event under the Plan.

(d) Direct Loans. With the consent of the Committee, the Plan may accept as a direct rollover or transfer the remaining portion of a loan made to an Active Participant including the promissory note or security note for such loan, if immediately prior to becoming an Active Participant, such person was employed by an employer whose stock or assets were acquired by an Employer, and shall continue to administer such loan in accordance with its terms.

15.6. Military Service. A Participant is treated as having been severed from employment for the purpose of receiving a distribution from such person’s 401(k) Account or Roth 401(k) Contribution Account if such person has performed Qualified Military Service for a period of more than 30 days. If such individual elects to receive a distribution of his 401(k) Account or Roth 401(k) Account by reason of such person’s severance from employment, the individual may not make 401(k) Contributions or Roth 401(k) Contributions to the Plan during the 6-month period beginning on the date of the distribution.

Section 16. Trustee.

16.1. Establishment of Trust. The Company shall continue to maintain a Trust Agreement with a qualified person or entity providing for the administration of the Trust by the Trustee. The Trust Agreement entered into shall be deemed to form a part of this Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all of the terms and provisions of the Trust Agreement.

16.2. Payment of Fees. The Trustee’s fees, investment advisory fees and other expenses of the Plan or Trust shall be paid out of the Trust, except for such fees and expenses which the Employer elects to pay.

Section 17. Committee.

17.1. Establishment of Committee. The Plan shall be administered by a Committee composed of one or more members who shall be appointed by and shall serve at the pleasure of the Company. The Committee may act by a majority vote and shall select a chairman and a secretary. The secretary shall keep a record of proceedings of the Committee. Any direction to the Trustee or certification signed by the chairman or by the secretary shall be deemed to be the action of the Committee.

17.2. Powers of Committee. The Committee shall supervise the maintenance of such accounts and records as shall be necessary or desirable to show the contributions of the Company, contributions of the Participants, allocation to Participants’ Accounts, payments from Participants’ Accounts, valuations of the Trust Fund and all other transactions pertinent to the Plan. The Committee is authorized to perform functions necessary to administer the Plan, including, without limitation, to determine the eligibility and qualification of employees under the Plan, the allocation and vesting of contributions, earnings and losses of the Plan; to interpret and construe the Plan; to decide questions arising out of the administration and operation of the Plan, including determining who is the Beneficiary of a Participant’s Account; to adopt rules, regulations and procedures consistent therewith and to decide all disputes with respect to the rights and obligations of Participants or Beneficiaries in the Plan; and if the Trust Agreement permits, the Committee may direct the Trustee with respect to investment of the assets of the Trust or may employ investment counsel to do so. The Committee shall also have such other authority as provided elsewhere in this Plan or the Trust Agreement. The Committee will have absolute discretion in exercising its powers and carrying out its duties under the Plan.

17.3. Advice and Delegation. The Committee may employ one or more persons to render advice with regard to any responsibilities it has under the Plan and may designate others to carry out any of its responsibilities.

17.4. Application for Benefits. The Committee may, at its discretion, permit a Participant or Beneficiary to apply for benefits due such individual as a result of his participation in the Plan in writing, over the phone, through the Internet or through the use of any other means permitted by the Internal Revenue Service and Department of Labor and to receive all information necessary to complete such application in a similar manner. The Committee may limit the method used by the Participant or Beneficiary to apply for benefits to one or more of the methods described in this section. Notwithstanding the foregoing, a hardship distribution application pursuant to Section 15.2 shall only be made in writing.

Section 18. Amendments.

The Company has the right at any time by an instrument in writing to modify, alter, amend or terminate this Plan in whole or in part; provided, however, that no such change shall in any way adversely affect the vested rights of the employees under this Plan. No amendment to the Plan will reduce the Participant’s accrued benefit or decrease the balance of a Participant’s Account. To this end, provisions that are affect directly or indirectly the computation of accrued benefits that are amended at the same time and with the same effective date will be treated as one Plan amendment..

No amendment to the Plan shall be effective to eliminate or restrict an optional form of distribution unless otherwise permitted by Code Section 411(d)(6) and applicable Treasury Regulations thereunder.

No amendment may reduce a Participant’s nonforfeitable percentage in his Account determined as of the date the amendment is effective or executed, whichever is later. The rules for this paragraph shall also apply to a Plan amendment relating to accruals that otherwise place greater restrictions or conditions on a Participant’s right to Code Section 411(d)(6) protected benefits already accrued, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules set forth in Sections 411(a)(3) through (11) of the Code. The preceding sentence shall only apply to benefits that accrue prior to the amendment’s effective date or the date the amendment was executed, if later.

Unless the amendment clearly provides to the contrary, no amendment to this Plan shall increase the accrued benefit or vested interest of a Participant who has terminated employment from the Employer prior to the date the amendment is effective.

The Board of Directors of the Committee, an executive committee of the Board of Directors or other committee of the Board of Directors or any executive officer to which or whom the Board of Directors delegates discretionary authority with respect to the Plan may exercise the Sponsor’s right to amend the Plan.

Section 19. Distribution upon Plan Termination.

19.1. Advice and Delegation. When and if this Plan is terminated, or upon dissolution or liquidation of the Company, after the payment of all expenses and after all adjustments of Participants’ Accounts to reflect such expenses, fund profits or losses, income and allocations to date of termination, each Participant shall be entitled to receive the entire balance of his Account. The Committee will direct the Trustee to distribute to each such Participant or Beneficiary the value of his Account either in cash or in assets of the Trust. However, the consent of a Participant will be required prior to making a distribution pursuant to this paragraph if the Employer or an Affiliate maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)). Notwithstanding the foregoing, a Participant’s 401(k) Account and Roth 401(k) Contribution Account may not be distributed as a result of the termination of the Plan to the extent the Company, during the 24-month period beginning 12 months prior to the date of termination, maintains an “alternative defined contribution plan” (as defined in Treasury Regulation Section 1.401(k)-1(d)(4) or other applicable guidance). The preceding sentence shall not prevent a Participant from electing to transfer his Account to another plan of the Employer or Related Employer in a direct transfer that complies with Code Section 411(d)(6)(D).

To the extent that a Participant or Beneficiary cannot be located, the Committee may transfer the affected Participant’s Account to an IRA in accordance with Employee Benefits Security Administration Regulation Section 2550.404a-2, escheat such Account to the applicable state unclaimed property department or take any other action consistent with applicable guidance and its fiduciary duty.

19.2. Full Vesting on Plan Termination. Upon termination of the Plan, after adjustment of all Accounts maintained under the Plan in accordance with Section 8, including the adjustment of such Accounts for the payment of Plan expenses relating to the termination of the Plan, each affected Participant will be fully vested in his Account.

19.3. Discontinuation of Contributions; Partial Termination . Upon the “partial termination” of the Plan, or the “complete discontinuance of contributions” by the Employer to the Plan (with such terms having the meanings by reference to Section 411(d)(3) of the Code and applicable Treasury Regulations thereunder), the Accounts of all affected Participants will be fully vested as of the date of such partial termination or complete discontinuance of contributions.

Section 20. Creditors of Participants.

20.1. Non-Assignability. Except as otherwise provided in Code Section 401(a)(13) and the Treasury Regulations thereunder, no assignment, pledge or encumbrance of any character of the benefits under the Plan is permitted or recognized under any circumstances; and such benefits will not be subject to claims of creditors, execution, attachment, garnishment or any other legal process.To this end, a Participant’s Plan benefit may be offset by an amount that the Participant is ordered or required to pay to the Plan, if the order or requirement to pay arises under any of the following:

(a) A judgment of conviction for a crime involving the Plan;

(b) A civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA;

(c) Pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; or

(d) The enforcement of a Federal tax levy made pursuant to Code Section 6331 or the collection of the United States on a judgment resulting from an unpaid tax assessment.

The judgment, order, decree or settlement agreement must expressly provide for the offset against the Participant’s Plan benefit of all or part of the amount ordered or required to be paid to the Plan.

20.2. Qualified Domestic Relations Orders . Section 20.1 shall also apply to the creation, assignment or recognition of a right to any benefit payable respect to a Participant pursuant to a domestic relations order unless such order is determined to be a “qualified domestic relations order,”as defined in Section 414(p) of the Code. The Committee shall adopt procedures for determining whether a domestic relations order is qualified and for payment of Accounts pursuant to such orders. A qualified domestic relations order may provide for an immediate distribution to the “alternate payee” [as defined in Code Section 414(p)(8)] named therein as soon as is administratively practicable after the determination by the Committee that the order constitutes a qualified domestic relations order, notwithstanding the fact the distribution is made to such alternate payee prior to the date the Participant attains his “earliest retirement age,” as such term is defined in Code Section 414(p).

Section 21. Claims Procedure.

21.1. Filing a Claim for Benefits . A Participant, Beneficiary, alternate payee, or such person’s authorized representative (also referred to is this section as “claimant”), or the Employer acting on behalf of such individual, will notify the Committee of a claim for benefits under the Plan. Such request will set forth the basis of such claim and will authorize the Committee to conduct such examinations as may be necessary for the Committee to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the claimant may be entitled under the terms of the Plan. Before deciding the claim, the Committee shall review the provisions of the Plan, summary plan description and other relevant plan documents, including similar claims, in order to ensure and verify that the claim is made in accordance with such documents and the decision is applied consistently with regard to similarly situated claimants.

A decision by the Committee on a claim for benefits under the Plan (other than a claim for disability benefits pursuant to Section 12 of the Plan) will be made within a reasonable period of time and not later than 90 days after the Committee’s receipt of such claim, unless special circumstances require an extension of the time for deciding the claim; in which case, a decision will be rendered as soon as reasonably possible, but not later than 180 days after the initial receipt of the claim for benefits. The claimant will be notified of the extension prior to the expiration of the 90-day period described in this paragraph. Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render a decision.

A decision by the Committee on a claim for disability retirement pursuant to Section 12 of the Plan shall be made promptly and not later than 45 days after the Committee’s receipt of the claim, unless the Committee determines that an extension of time of 30 days is necessary due to matters beyond the control of the Plan, and notifies the claimant prior to the expiration of the 45-day period of the circumstances requiring the extension of time and the date a decision will be made. If, prior to the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first 30-day extension period and notifies the claimant of the circumstances requiring the need for an additional extension, the determination may be extended for an additional 30 days after the expiration of the first 30-day extension. The notice to the claimant of the first or second 30-day extension shall explain the standards on which entitlement of a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve such issues. To the extent that the Committee requests an extension due to the failure of the claimant to submit information necessary to decide a claim, the period for making the benefit determination described in this paragraph shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. The claimant shall be afforded at least 45 days within which to provide the specified information.

21.2. Denial of Claim. Whenever a claim for benefits by any Participant or Beneficiary has been denied by the Committee or its designee, in whole or in part, a written notice prepared in a manner calculated to be understood by the Participant or Beneficiary will be provided setting forth:

(a) the specific reasons for the denial;

(b) the specific reference to the pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) an explanation of the Plan’s claim review procedure, the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination upon review.

In the case of an adverse determination of a claim for disability benefits in accordance with Section 8, the information provided to the claimant shall also include, to the extent necessary, the information set forth in Employee Benefits Security Administration Regulation Section 2560.503‑1(g)(1)(v).

21.3. Remedies Available to Participants or Beneficiaries. Upon denial of his claim by the Committee, a Participant or Beneficiary:

(a) may, upon written application, request a review by the Committee;

(b) may review pertinent Plan documents; and

(c) may submit issues and comments in writing to the Committee.

The claimant will have 60 days (180 days in the case of a claim for disability benefits) after receipt of the notification of a denial of his claim to request a review of such denied claim.

The named fiduciary will consider all information submitted by the claimant, regardless of whether the information was part of the original claim. A decision by a named fiduciary will be made within a reasonable period of time and not later than 60 days (45 days in the case of a claim for disability benefits) after the named fiduciary’s receipt of a request for review, unless special circumstances require an extension of the time for processing. In the case of such extension, a decision will be rendered as soon as possible, but not later than 120 days (90 days in the case of a claim for disability benefits) after receipt of a request for review. The claimant will be notified of the extension prior to the expiration of the 45- or 60-day period described in this paragraph. Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the named fiduciary expects to render a decision.

The decision on review by a named fiduciary will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision shall also include a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. Any action brought by a claimant under Section 502(a) of ERISA is required to be brought within one year of the date the decision on review was received by the claimant.

In the case of a claim for disability benefits: (d) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the initial benefit determination nor a subordinate of such person; and (e) no deference shall be given to the initial benefit determination. For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who may not be the health care professional who decided the initial claim.

Section 22. Employers and Employer Groups.

22.1. Adoption of Plan by Related Employers. Any Related Employer may adopt this Plan and become a party hereto as a Participating Employer on such date and upon such reasonable terms as may be fixed by the Committee and upon the execution of an appropriate written adoption agreement between the Committee and the Participating Employer. Any Participating Employer by its Board of Directors or its designee may adopt the Plan for the benefit of all of its employees or it may elect to adopt the Plan only for one or more of its Operating Groups.

22.2. Individual Employer Treatment. Except to the extent the requirements of Treasury Regulation Section 1.401(a)(4) - 2 would not be satisfied, the provisions of this Plan may be applied as if the Plan were a separate plan for each Employer Group and, for purposes of allocating Regular Employer Contributions or Matching Contributions, only Participants who are employees of that Employer Group shall be entitled to share in the contributions of that Employer Group by other employees of that Employer Group. Each Participating Employer, with the concurrence of the Committee, shall determine whether such Participating Employer, or any participating Operating Groups of such Participating Employer, shall be treated as an individual Employer or shall be combined with one or more other Participating Employers or Operating Groups as an Employer Group. An “Employer Group” shall mean an Employer or Operating Group for which separate Regular Employer Contributions or Matching Contributions are made.

The provisions of Code Sections 401(a)(4), 401(k)(3), 401(m)(2), 410(b), 414(q) and 416 will be applied separately to each Employer that is part of a separate controlled group or trades or businesses under common control pursuant to Code Sections 414(b),414(c), 414(m) or 414(o).

The limitations on Annual Additions set forth in Section 9.1 shall be determined on an aggregated basis with regard to contributions from all Employers including each other employer that is required to be aggregated with such employer pursuant to Code Sections 414(b) or 414(c), as modified by Code Section 415(h).

Code Section 401(a)(17) shall apply on an aggregated basis to all Compensation paid to a Participant in a Plan Year from each Employer.

22.3. Transfer of Employees. Any Participant who transfers from the employment of one Participating Employer to another shall not be considered to have terminated his employment, and his service with all participating entities shall continue to the same extent as though he had not been transferred. For the year of the transfer, the transferring employee will be entitled to share in the contributions, if any, to the Plan by both Participating Employers as may be appropriate. Appropriate adjustments and transfers of assets for employees of the respective Employers may be made, if required, so that the Participant’s Account will be maintained under the Plan of the Employer by which he is employed. The provisions of this paragraph notwithstanding, under no circumstance shall a Participant be credited with an allocation from more than one Employer based on the same period of service, and all employees similarly situated will be treated alike.

22.4. Transfers to Suspended Status. Any Eligible Employee who becomes ineligible for the Plan because of a change in employment status (including a transfer to a Related Employer or Operating Group that has not adopted the Plan) shall become a Suspended Participant. While a Suspended Participant he shall continue to be granted service under the Plan to the extent necessary but shall not share in any Regular Employer Contributions or Matching Contributions (except to the extent of his Compensation earned prior to the date he became ineligible), nor shall he be permitted to make Qualified Rollover Contributions or any Enrollment Designation. Except as provided in the following sentence, his Accounts shall continue to be adjusted for earnings or losses of the Trust Fund in accordance with Section 8. The Committee may, in its discretion, transfer the Account of a Suspended Participant who became a Suspended Participant as a result of his employment with TWB Company LLC (or any other Related Employer) to the TWB Deferred Profit Sharing Plan (or such other Related Employer’s plan).

If the Employer contributes to a union pension plan for the benefit of any Eligible Employee or if the union has bargained not to be covered by this Plan, from the date of such coverage or bargaining, such employee shall not be eligible to participate in this Plan and shall not be entitled to share in Regular Employer Contributions or Matching Contributions to this Plan (except to the extent of his Compensation earned prior to the date he became ineligible).

Section 23. Miscellaneous.

23.1. Right to Terminate. The right of an Employer to terminate the employment of any of their employees shall not in any way be affected by the employee’s participation in this Plan.

23.2. Merger, etc. In case of any merger or consolidation with, or transfer of assets or liabilities to, any other Plan, each Participant in the Plan must (if this Plan then terminated) be eligible to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

To the extent required by Code Section 411(d)(6) and the Treasury Regulations thereunder, the Plan will preserve the forms of benefit relating to that portion of a Participant’s Account acquired as a result of a merger, consolidation or transfer of assets or liabilities with any other plan. The distribution limitations set forth in Section 401(k)(2)(B)(i) of the Code shall apply to elective deferrals and qualified non-elective contributions received by the Plan pursuant to a plan-to-plan transfer.

To the extent that a plan (“prior plan”) has been merged, transferred or consolidated with this Plan, any provision or amendment to this Plan conforming it to Section 401(a) of the Code shall also be deemed to amend the provisions of the prior plan to the extent that such prior plan has not already been amended to conform it to Section 401(a) of the Code.

23.3. Named Fiduciaries. The named fiduciaries of this Plan shall be the Committee, the Company and the Trustee. Each fiduciary shall discharge his duties with respect to a plan solely in the interest of the Participants and Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

23.4. Limitations on Payment; Missing Participants. If, in the judgment of the Committee, a Participant or Beneficiary is legally, physically or mentally incapable of managing such person’s financial affairs or personally receiving and executing a receipt for any distribution or payment due him under the Plan, the Plan may distribute the Participant’s Account to the person’s guardian or other legal representative (or, if none is known, to any other person or institution who has custody of the person) and that distribution or payment will constitute a full discharge of any obligation with respect to the amount paid or distributed.

If the Plan Administrator cannot locate a Participant or Beneficiary at the time payments are due, or if the Plan made a distribution, but the Participant or Beneficiary for any reason does not cash the distribution check, then after the Plan Administrator mails a written notice of his eligibility to receive a distribution to his last known address and makes such other diligent effort to locate the person as the Plan Administrator determines, such as (a) sending a registered letter, return receipt requested to the person’s last known address, or (b) using a commercial locator service, the internet, or other general search method, then the Plan Administrator may in its discretion, treat the distributable amount as a Forfeiture. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. Such restored benefit shall not be considered an “Annual Addition” as defined in Section 25, under Code Section 415.

23.5. Limitation on Reversion of Contributions. Except as provided in paragraphs (a) through (b) below, all contributions made under the Plan shall be held for the exclusive benefit of Participants and their Beneficiaries or to defray reasonable Plan expenses and may not revert to the Employer.

(a) In the case of a contribution made by the Employer based upon a mistake of fact, such contribution may be returned to the Employer within one year after it was contributed to the Plan. Earnings attributable to the mistaken contribution may not be returned to the Employer, but losses attributable thereto must reduce the amounts to be returned.

(b) In the case of a contribution conditioned upon its deductibility under Code Section 404, to the extent the deduction is disallowed, the amount disallowed may be returned to the Employer within one year after the disallowance. Earnings attributable to the nondeductible contributions may not be returned to the Employer, but losses attributable thereto must reduce the amounts to be returned.

23.6. Other. Wherever used in this Plan the masculine pronoun refers to both men and women.

23.7. Direct Transfers. The Committee may elect to accept direct or indirect transfers [within the meaning of Code Section 401(a)(11)] from another qualified plan. Transfers may be allocated to separate accounts established by the Committee. To the extent required by Code Section 411(d)(6), the Plan shall preserve the forms of benefits relating to that portion of a Participant’s Account acquired in a direct or indirect transfer and shall specify such forms as an amendment or attachment to the Plan. A Participant's administrative elections, including beneficiary designations and salary deferral elections made while a participant in the transferor plan, may be deemed by the Committee to be made under the Plan and shall continue to remain in effect unless modified by the Participant. The Committee may also elect to receive amounts that are transferred from a qualified plan maintained by the Company or Related Employer to the extent such transfer complies with the Code and regulations thereunder.

23.8. Uniformed Services Employment and Reemployment Rights Act of 1994, as Amended. Notwithstanding any provisions of the Plan to the contrary, a Participant shall be credited with his Qualified Military Service in accordance with Section 414(u) of the Code for the purpose of satisfying any eligibility or vesting service required by the Plan and whether such Participant has satisfied the service requirement necessary to receive a Regular Employer Contribution or Matching Contributions for a Plan Year.

23.9. Qualified Transportation Fringe Compensation. To the extent that any provision of the Plan directly or indirectly references the definition of “compensation” set forth in either Section 415(c)(3) or Section 414(s)(2) of the Code, and such provision provides that certain deferred compensation pursuant to Section 415(c)(3)(D) of the Code or Section 414(s)(2) of the Code will be included in the definition of “compensation”, then effective for Plan Years or Limitation Years beginning on and after January 1, 2001, the amount of compensation determined pursuant to such provision will include elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code. To the extent that the definition of “compensation” which is used for the purpose of determining a Participant’s allocation under the Plan includes in such definition certain deferred compensation described in either Sections 414(s)(2) or 415(c)(3)(D) of the Code, effective for Plan Years beginning on and after January 1, 2001, the amount of compensation determined pursuant to such provision will include elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.

23.10. Mistakes or Misstatements. In the event of a mistake or a misstatement by a Participant, alternate payee, or Beneficiary as to any item of information that is furnished to the Committee or Trustee that has an effect on the amount paid or to be paid to such person, or a mistake by the Committee or Trustee as to the amount paid or to be paid to such person, the Committee shall take such action as in its judgment will provide such person with the benefit to which he is properly entitled. In the case of any overpayment to the Participant or Beneficiary, the Plan has an equitable lien on the erroneous payment or overpayment and the Committee may correct the erroneous payment or overpayments using any one or a combination of the following methods: (a) the reduction of future payments to the Participant or Beneficiary, (b) the restatement of such person’s accrued benefit on the books and records of the Committee, (c) a request to the affected Participant or Beneficiary that such person repay the amounts paid to such person in error, or (d) any other action as the Plan Administrator deems desirable.

23.11. Special Rules Under the Securities and Exchange Act of 1934. The Committee may restrict a Participant who is an “insider,” “officer” or “director” under the Securities Exchange Act of 1934 (“Act”) from changing his 401(k) Contribution and Roth 401(k) Contribution elections, investment election or from making withdrawals or receiving distributions from the Plan in order to comply with the Act or other Securities law or regulation.

Section 24. Top-Heavy Plan Contingencies.

24.1 Preamble and Definitions. If, for any Plan Year, the Plan is a Top Heavy Plan, the provisions of Section 24.3 will be applicable. This section shall be determined separately for each Employer that is part of a separate controlled group under Section 414(b) or Section 414(c) of the Code. This Section 24 shall not be applicable and the Plan shall in no event be treated as a Top Heavy Plan for any Plan Year in which the Plan consists solely of a cash or deferred arrangement meeting the requirements of Sections 401(k)(12) or 401(k)(13) of the Code and matching contributions meeting the requirements of Sections 401(m)(11) or 401(m)(12) of the Code.

For the purpose of this section, to the extent necessary, the term “Employer” includes an Affiliate other than an Employer and the term “Employee” includes an employee of an Affiliate other than an Employee of the Employer.

The following definitions are applicable to this Section 24.1.

(a) Key Employee: An Employee or former Employee who at any time during the Plan Year that includes the Determination Date is: (i) an officer of the Employer with annual Top Heavy Compensation exceeding $130,000 [as adjusted in accordance with Code Section 417(i)(1)(A)]; (ii) a 5% owner of the Employer; or (iii) a 1% owner of the Employer who has annual Top Heavy Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the Treasury Regulations thereunder.

(b) Non-Key Employee: An Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

(c) Determination Date: For all Plan Years subsequent to the first Plan Year, the last day of the preceding Plan Year; but for the first Plan Year, the Determination Date will be the last day of such Plan Year.

(d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e) Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date and the four preceding Plan Years (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer that enables a plan described in (i) of this paragraph (e) to meet the requirements of Code Sections 401(a)(4) or 410.

(f) Top Heavy Plan: The Plan, if in any Plan Year it is top heavy if:

(i) the top heavy ratio for the Plan exceeds 60% and the Plan is not part of a Required or Permissive Aggregation Group;

(ii) the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group; or

(iii) the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group.

(g) Top Heavy Compensation: Top Heavy Compensation means “compensation” as defined in Section 415(c)(3) of the Code and Treasury Regulation Section 1.415(c)-2. Notwithstanding the foregoing, Top Heavy Compensation shall include payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering into Qualified Military Service.

24.2 Top Heavy Ratio. The top heavy ratio is determined as follows:

(a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date(s), has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of an account balance distributed in the one-year period ending on the Determination Date(s)), (or the five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the one-year period ending on the Determination Date(s)), (or the five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code Section 416 and the Treasury Regulations thereunder. The preceding sentence shall also apply to distributions under a terminated plan maintained by the Employer which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). The account attributable to a Participant who has not performed any services for the Employer at any time during the one year period ending on any Determination Date shall be disregarded. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations thereunder.

(b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the top heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), with both the account balances and accrued benefits subject to the adjustments applicable to account balances and computed accordance with Code Section 416 and the Treasury Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002). The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).

(c) For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee

in a prior year; or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002) will be disregarded. The calculation of the top heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the Treasury Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Date(s) that fall within the same calendar year.

24.3 Minimum Contributions. For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (regardless of: (a) whether such Participant had completed at least 1,000 Hours of Service (or the equivalent) in such Plan Year, (b) his level of Compensation for the Plan Year, and (c) whether the person declined to make mandatory contributions or elective contributions to a cash or deferred arrangement for the Plan Year) is required to receive an annual allocation of Regular Employer Contributions (disregarding Social Security benefits) equal to at least 3% of his Top Heavy Compensation; provided that, if the largest percentage of Top Heavy Compensation allocated to a Key Employee [including all 401(k) Contributions and Roth 401(k) Contributions other than catch-up contributions allocated for the benefit of a Key Employee] for a Plan Year is less than 3%, such percentage will be substituted for 3%. Such amount will be referred to in this Section 24.3 as the “top heavy minimum contribution.” In no event shall a Participant’s Account balance attributable to his top heavy minimum contribution be subject to forfeiture upon withdrawal of his mandatory contributions, or in the case of a cash or deferred arrangement, elective contributions. For each year in which the Employer maintains a defined benefit plan in addition to the Plan, the requirements of this paragraph will be satisfied for all Non-Key Employees who participate in both plans by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For each year in which the Employer maintains another defined contribution plan in addition to the Plan, the minimum benefit described in this paragraph will be provided for Non-Key Employees who participate in both plans by this Plan.

For each Plan Year in which the Plan is required to provide the top heavy minimum contribution, the Employer will contribute to the Account of each Non-Key Employee required to receive an allocation pursuant to the previous paragraph an amount equal to the difference between the amount necessary to provide such Non-Key Employee with the top heavy minimum contribution for such Plan Year and the amount previously allocated to such Non-Key Employee’s Account consisting of Regular Employer Contributions (other than elective contributions under a qualified cash or deferred arrangement) for such Plan Year.

Section 25. Definitions.

“Account” shall be defined in Section 7.1.

“Active Employer Contribution Participant” shall mean an Active Participant who has met the eligibility requirements set forth in Section 1.1 for Matching Contributions and Regular Employer Contributions.

“Active Participant” shall mean any Eligible Employee who has become a Participant and who has not terminated his employment or become a retired, disabled, deceased or a Suspended Participant.

“Affiliate” shall mean any other employer which, together with the Company, is a member of: (a) a controlled group of corporations or of a commonly controlled trade or business, as defined in Code Sections 414(b) and (c), and for the purpose of Section 9.1, as modified by Code Section 415(h); (b) an affiliated service group as defined in Code Section 414(m); or (c) any other organization described in Code Section 414(o).

“After-Tax Voluntary Account” shall mean the Account to which a Participant’s After-Tax Voluntary Contributions are allocated.

“After-Tax Voluntary Contribution” shall mean after-tax contributions to the Plan made by a Participant pursuant to Section 4.

“Annual Additions” means the sum of the following amounts for a Limitation Year:

(a) Regular Employer Contributions, 401(k) Contributions, Roth 401(k) Contributions, Matching Contributions and Choices 401(k) Contributions (f/k/a Flex Rollover Contributions) allocated to a Participant’s Account;

(b) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(c) amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate Account of a “key employee” [as defined in Section 416(i) of the Code] under a welfare benefit fund [as defined in Section 419(e) of the Code] maintained by the Employer.

(d) amounts consisting of employer contributions (including elective deferral contributions), employee after-tax contributions or forfeitures allocated to any other defined contribution plan or simplified employee pension (other than a salary reduction simplified employee pension) of the Employer or an Affiliate to which the Participant is or was a participant that are treated as annual additions under Code Section 415.

In determining (a) above, any excess Annual Addition determined in accordance with Section 9.1 that is applied to reduce Regular Employer Contributions in a Limitation Year will be considered an Annual Addition for the year in which such contribution is applied.

The amounts described in paragraphs (a) and (d) above will include amounts treated as “excess deferrals” within the meaning of Treasury Regulation Section 1.402(g)‑1(e)(1)(iii) [unless distributed in accordance with Treasury Regulation Section 1.402(g)‑1(e)(2) or (3)], “excess contributions” within the meaning of Treasury Regulation Section 1.401(k)‑1(g)(7) or “excess aggregate contributions” within the meaning of Treasury Regulation Section 1.401(m)‑1(f)(8) for a Limitation Year.

The following amounts shall not be treated as an Annual Addition: (a) the direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan; (b) the reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Section 404(k)(2)(A)(iii)(II) of the Code, (c) repayments of amounts described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7)(C) of the Code) and 411(a)(3)(D) of the Code or repayment of contributions to a governmental plan (as defined in Section 414(d) of the Code) as described in Section 415(k)(3) of the Code; (d) catch-up contributions (as defined in Section 414(v) of the Code); (e) effective for Limitation Years commencing on and after July 1, 2007, restorative payments that are used to restore losses to the Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments; (f) employee contributions to a qualified cost of living arrangement within the meaning of Section 415(k)(2)(B) of the Code; and (g) restorative payments that would have been described in subparagraph (e) except that the Plan does not restrict the timing of repayments to the maximum extent permitted by Section 415(k)(2)(B) of the Code..

“Beneficiary” shall mean the individual, individuals, trust or other person or entity designated by the Participant under the terms of Section 11, or determined in accordance with Section 11, to receive the death benefit payable under the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as may be amended from time to time, and corresponding provisions of future federal internal revenue codes and, where applicable, the Treasury Regulations issued thereunder.

“Committee” shall mean the Committee set forth in Section 17 of this Plan.

“Company” shall mean Worthington Industries, Inc., a C-Corporation.

“Compensation” means as follows:

For purposes of a Participant’s first Plan Year of eligibility, only Compensation paid to the Participant while an employee and after the first day of the applicable contribution could be allocated to such person after meeting the eligibility requirements set forth in Section 1.1 will be considered for purposes of determining contributions to the Plan.

Effective on and after January 1, 2003, notwithstanding anything in the Plan to the contrary, for the purpose of Section 3, Section 8.1 and 8.2, Compensation shall only include a Participant’s base pay, any profit sharing or bonus payment includable into taxable income in the year paid, overtime and commissions. In addition, a Participant’s Choices 401(k) Contributions shall apply for the purpose of Section 8.2 (allocation of Matching Contributions).

With respect to Compensation paid in Plan Years beginning on or after July 1, 2007, a 401(k) Contribution or Roth 401(k) Contribution cannot be made with respect to amounts that are not treated as compensation under Section 9.1. With respect to Compensation paid in Plan Years beginning on or after July 1, 2007, Compensation shall not include amounts otherwise includible in the definition of Compensation which are not paid to the Participant by the later of 2½ months after “severance from employment” [within the meaning of Treasury Regulation 1.415(a)‑1(f)(5)] from the Employer or Related Employer, or the end of the Limitation Year that includes the date of severance from employment from the Employer or Related Employer. Notwithstanding the foregoing, Compensation shall in no event include severance payments paid after a Participant’s severance from employment.

Effective as of the commencement of business on September 3, 2013, Compensation shall also include amounts paid as differential wage payments. For this purpose, differential wage payment means any payment which an Employer makes to an individual with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than 30 days and represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

For plan years beginning on or after January 1, 2002, the annual compensation of each participant taken into account in determining all benefits provided under the plan for any determination period shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.

“Continuous Year of Service” shall mean any 12–month period of continuous employment of a Participant, measuring from his Employment Commencement Date or any anniversary thereof, determined in accordance with uniform procedures established by the Committee. Continuous Years of Service shall be used for purposes of determining a Participant’s eligibility for retirement or allocation of Regular Employer Contributions and shall include periods of contiguous service while an ineligible employee.

“Eligible Employee” shall mean any person who is classified by the Employer as an employee of the Employer, excluding any employee covered by a collective bargaining agreement that does not provide for coverage under the Plan. If an individual who is not classified as a common law employee is determined by a court of law or governmental agency to be a common law employee of the Employer, such employee will remain excluded from participation in the Plan unless the Plan is amended to specifically provide for such employee’s inclusion.

“Employer” shall mean the Company and each Related Employer that has adopted this Plan as a Participating Employer. The term “Employer” shall mean Employer individually or all Employers collectively or an Employer Group as the context requires.

“Employment Commencement Date” shall mean the date on which the employee first performs an Hour of Service for the Company or a Related Employer or performs an Hour of Service after a One-Year Break in Service.

“Employer Group” shall have the meaning provided in Section 22.2 of the Plan.

“Enrollment Designation” shall mean an agreement, on a form or method prescribed by the Committee between a Participant and the Employer providing for reduction of the Participant’s Compensation and the making of 401(k) Contributions or Roth 401(k) Contributions to the Plan on behalf of such Participant.

“Flex Rollover Account” n/k/a “Choices 401(k) Account” shall mean the account into which Flex Rollover Contributions (n/k/a Choice 401(k) Contributions) are allocated.

“Flex Rollover Contributions” n/k/a “Choices 401(k) Contributions” shall mean those contributions set forth in Section 5 of the Plan.

“401(k) Account” shall mean the Account to which 401(k) Contributions are credited.

“401(k) Contributions” and “Roth 401(k) Contributions” shall mean the contributions made for the benefit of Participants pursuant to Section 3 hereof. Except for occasional, bona fide administrative considerations, the deferral of 401(k) Contributions and Roth 401(k) Contributions cannot precede the performance of services with respect to which the contributions are made, or when the compensation subject to the deferral is paid, if earlier (such as in the case of a signing bonus). In addition, 401(k) Contributions and Roth Contributions can only be made with respect to amounts that are not currently available to the Participant on the date of the election.

“401(k) Participant” shall mean a Participant who is eligible to make an Enrollment Designation to elect to defer 401(k) Contributions or Roth 401(k) Contributions to the Plan.

“Highly-Compensated Employee” means any employee of the Company or Affiliate who: (a) is a “5% Owner,” as such term is defined by Code Section 414(q)(3) and applicable regulations thereunder, at any time during the current Plan Year or preceding Plan Year; or (b) received “compensation,” as such term is defined by Code Section 414(q)(7) and applicable regulations thereunder in excess of $115,000 in 2014 in testing the for the 2015 Plan Year (with such dollar amount indexed for future testing years).

“Hour(s) of Service” shall mean an hour calculated as follows:

(a) An employee shall receive an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for the Company or a Related Employer. These hours shall be credited to the computation period in which the duties are performed.

(b) An employee shall receive an Hour of Service for each hour for which he is paid, or entitled to payment, by the Company or Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph and paragraph (c) shall be calculated and credited pursuant to Section 2530.200b-2 of the Employee Benefits Security Administration Regulations which is incorporated herein by reference.

(c) An employee shall receive an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or Related Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the employee for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Employees not compensated on an hourly basis shall be credited with the number of Hours of Service for eligibility purposes in accordance with the following table:

If his normal He shall be

payroll period is: credited with:

Weekly 45 Hours of Service

Bi-Weekly 90 Hours of Service

Semi-Monthly 95 Hours of Service

Monthly 190 Hours of Service

If any payroll period extends beyond one computation period, all Hours of Service for such payroll period shall be credited to the computation period in which such payroll period ends.

(e) An Employee shall receive an Hour of Service for all periods of Qualified Military Service provided the Employee’s reemployment rights are protected by and such person is reemployed in accordance with the Uniformed Services Employment and Reemployment Rights Act.

“Inactive Participant” shall mean a Participant whose employment terminated and who is entitled to, but has not yet commenced to, receive benefits in accordance with the provisions of Section 14.

“Limitation Year” shall mean the Plan Year.

“Matching Contributions” shall have the meaning as specified in Section 3.6.

“Normal Retirement Age” shall mean age 65, except that for a former Westerman Plan participant ,"Normal Retirement Age" shall mean age 62.

“One-Year Break in Service” shall mean an Eligibility Computation Period during which the Participant does not complete more than 500 Hours of Service.

“Operating Group” shall mean a designated identifiable group of employees or a designated division, location or operation of an Employer.

“Participant” shall include any employee who has met all the requirements of the Plan and shall include an Active Participant, an Inactive Participant, a retired Participant, a disabled Participant, a deceased Participant or a Suspended Participant.

“Participating Employer” shall mean an Employer that has become a party to the Plan by executing an appropriate adoption agreement.

“Plan Year” shall mean the fiscal year of the Plan which ends December 31.

“Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by an Employee relating to reemployment initiated on or after December 12, 1994, if such Employee is entitled to reemployment rights under such chapter with respect to such service.

“Qualified Rollover Account” shall mean the account to which Qualified Rollover Contributions are allocated.

“Qualified Rollover Contributions” shall mean those contributions made by a Participant through rollovers (directly or indirectly) from an eligible retirement plan as provided in Section 6.

“Regular Employer Contribution” shall mean contributions to the Plan made pursuant to Section 2.

“Regular Employer Contribution Account” shall mean the account established pursuant to Section 7 of the Plan to hold the Regular Employer Contributions allocated to Participants pursuant to Section 8.1.

“Related Employer” the Company, an Affiliate thereof or: (a) any joint venture in which the Company or an Affiliate owns not less than 50%; or (b) TWB Company LLC.

“Roth 401(k) Contribution Account” shall mean the account to which Roth 401(k) Contributions are credited.

“Roth 401(k) Contributions” shall mean the contributions made for the benefit of Participants pursuant to Section 3 hereof.

“Roth Qualified Rollover Account” shall mean the account to which Roth Qualified Rollover Contributions are allocated.

“Roth Qualified Rollover Contributions” shall mean those contributions made by a Participant through rollovers (directly or indirectly) from other qualified plans as provided in Section 6.

“Suspended Participant” shall mean a previously active Participant who is still working for the Company (or a Related Employer or operating division) which has not adopted the Plan.

“Trust” or “Trust Fund” shall mean the amounts held by the Trustee of the Plan.

“Trustee” shall mean the entity appointed by the Company to hold the Trust.

“Year of Eligibility Service” shall mean an Eligibility Computation Period during which the employee has completed at least 1,000 Hours of Service as an employee of the Company or Related Employer. The Eligibility Computation Period for each employee shall be the 12-month period beginning on the employee’s Employment Commencement Date or the annual anniversary thereof. The employee will not be credited with the Year of Eligibility Service until the end of the Eligibility Computation Period in which at least 1,000 Hours of Service are completed.

IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed, effective as set forth above, by its duly authorized officer this 23rd day of December, 2015.

WORTHINGTON INDUSTRIES, INC. By:/s/Dale T. Brinkman Its: Vice President-Secretary

Appendix A

ESOP Feature

Preamble

This Appendix A shall constitute a part of the Plan and shall override any conflicting provisions of the Plan previously adopted by the Company.

Section 1.1 of Appendix A - Definitions

(a) “Total Account” shall mean the total of the accounts held for the benefit of a Participant under the Plan, which shall include the ESOP Account and all non-ESOP Accounts.

(b) “ESOP Account” shall mean an account established pursuant to Section 1.3 of this Appendix A.

(c) “ESOP Feature” shall mean the portion of the Plan that constitutes an employee stock ownership plan within the meaning of Code Section 4975(e)(7), as provided in this Appendix A. The ESOP Feature consists of the portion of the assets of the Plan that are invested in the Worthington Industries, Inc. Common Stock Fund.

(d) “Non-ESOP Feature” shall mean the portion of the Plan: (i) which is not included within the ESOP Feature; (ii) which is intended to qualify as a profit sharing plan under Code Section 401(a); and (iii) which includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k). The Non-ESOP Feature consists of the portion of the assets of the Plan that are not invested in the Worthington Industries, Inc. Common Stock Fund.

(e) “Worthington Industries, Inc. Common Stock” shall mean common shares of Worthington Industries, Inc. provided such common shares are and remain “qualifying employer securities” within the meaning of ERISA section 407(d)(5). To this end, common shares of Worthington Industries, Inc. are “stock” within the meaning of ERISA Section 407(d)(5) and “employer securities” within the meaning of Code Section 409(l) in that the shares are common shares of the Company that are readily tradable on an established securities market.

(f) “Committee” shall mean the Worthington Industries, Inc. Retirement Plan Committee.

Section 1.2 of Appendix A - Establishment of ESOP

The Plan shall consist of two components, the ESOP Feature and the Non-ESOP Feature. The ESOP Feature is designed to invest primarily in Worthington Industries, Inc. Common Stock and is hereby formally designated as an employee stock ownership plan within the meaning of Code Section 4975(e)(7). The ESOP Feature consists of the portion of the assets of the Plan that are invested in the Worthington Industries, Inc. Common Stock Fund. The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7).

The Company intends that the Non-ESOP Feature and the ESOP Feature together constitute a single plan under Treasury Regulation Section 1.414(1)‑1(b)(1). Accordingly, the provisions set forth in the other sections of the Plan apply to the ESOP Feature in the same manner as those provisions apply to the Non-ESOP Feature, except to the extent that those provisions by their terms are inapplicable to the ESOP Feature, or to the extent that they are inconsistent with the specific provisions of this Appendix A.

Section 1.3 of Appendix A - Contributions, Transfers and Diversification

(a) An ESOP Account shall be established for each current and terminated vested Participant holding Worthington Industries, Inc. Common Stock representing his or her share of the ESOP Feature.

(b) All Plan contributions that are initially invested in the Worthington Industries, Inc. Common Stock Fund pursuant to a Participant’s investment election shall be considered contributions to the ESOP Feature.

(c) Amounts credited to a Participant’s ESOP Account may be transferred from the Worthington Industries, Inc. Common Stock Fund at any time into funds other than the Worthington Industries, Inc. Common Stock Fund offered by the Plan pursuant to an investment election. Such transfers shall be deemed a transfer from the ESOP Feature to the Non-ESOP Feature. The Plan intends that this subsection (c) complies with the diversification requirements of Code Sections 401(a)(28)(B) and 401(a)(35), as further described in Section 7.2 of the Plan.

(d) Any amounts under the Plan that are re-directed from a fund other than the Worthington Industries, Inc. Common Stock Fund to the Worthington Industries, Inc. Common Stock Fund pursuant to a Participant’s investment election shall be deemed to be a transfer from the Non-ESOP Feature to the ESOP Feature.

Section 1.4 of Appendix A - Voting of Worthington Industries, Inc. Common Stock

Each active or terminated vested Participant or Beneficiary shall have the right to direct the Trustee as to the manner in which voting rights with respect to whole and fractional shares of Worthington Industries, Inc. held in the Participant’s Total Account shall be exercised in accordance with procedures established by the Committee and the Trust Agreement, which are intended to comply with the requirements of Code Sections 409(e) and 4975(e), which are set forth in the paragraphs below.

To the extent that the shares of Worthington Industries, Inc. common stock are of a registration-type class of securities, such shares held in the Trust Fund and allocated to a Participant’s or Beneficiary’s Account will be voted by the Trustee pursuant to written instructions received from the Participant or Beneficiary. In such event, the Participant or Beneficiary will be furnished with the information statement and other materials provided to shareholders, together with a form upon which confidential voting directions may be given to the Trustee (or if the Trustee is not independent, to an independent third party designated by the Plan Administrator).

If the shares of Worthington Industries, Inc. common stock are not of a registration-type class of securities, all such shares held in the Trust Fund and allocated to a Participant’s or Beneficiary’s Account will be voted by the Trustee pursuant to written instructions received from the Participant and Beneficiary with respect to all corporate matters relating to the approval or disapproval of a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as the Secretary may provide in regulations. In such event, the Participant or Beneficiary will be furnished with the information statement and other materials provided to shareholders, together with a form upon which confidential voting directions may be given to the Trustee (or if the Trustee is not independent, to an independent third party designated by the Plan Administrator).

For the purpose of this Section 1.4, “registration-type class of securities” has the meaning as set forth in Code Section 409(e)(4).

Section 1.5 of Appendix A - Put Option

(a) If shares of Worthington Industries, Inc. Common Stock distributable to a Participant or his Beneficiary are at the time of the distribution not readily tradable on an established market [within the meaning of Treasury Regulations Section 1.401(a)(35)-1(f)(5)], the Participant or Beneficiary will have an option (the “Put Option”) to require the Company to purchase all of the shares actually distributed to him. The Put Option may be exercised at any time during the Option Period (as defined below) by giving the Company written notice of the election to exercise the Put Option. The Put Option may be exercised by a former Participant or the Beneficiary only during the Option Period in which the former Participant or Beneficiary receives a distribution of shares of Worthington Industries, Inc. Common Stock.

(b) The “Option Period” is the 60-day period following the day on which a Participant or his Beneficiary receives a distribution. If the former Participant or Beneficiary does not exercise the Put Option during that 60-day period, the Option Period will also be the 60-day period beginning after the new determination of the fair market value of Worthington Industries, Inc. Common Stock by the independent appraiser pursuant to Section 1.8 of Appendix A (and notice to the Participant) in the following Plan Year. The Option Period will be extended by the amount of time during which the Company is unable to honor the Put Option by reason of applicable federal or state law.

(c) The “Option Price” will be the fair market value of each share of Worthington Industries, Inc. Common Stock as of the valuation date immediately preceding the date the Put Option is exercised, multiplied by the number of shares to be sold under the Put Option, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions or similar changes to the number of outstanding shares.

(d) The terms of payment for the sale of Worthington Industries, Inc. Common Stock pursuant to the Put Option shall be as provided in the Put Option and may be either paid in a lump sum or in substantially equal installments as provided by the Committee. An agreement to pay through substantially equal installments shall be permissible only if the Worthington Industries, Inc. Common Stock subject to the Put Option is part of a “total distribution,” as defined in Code Section 409(h)(5); and

(i) the agreement is adequately secured, as determined by the Committee;

(ii) a reasonable rate of interest, as determined by the Committee, is paid on unpaid amounts, with substantially equal annual installment payments;

(iii) substantially equal periodic installment payments must begin no later than 30 days after the date the Put Option is exercised; and

(iv) the term of the installment payments does not extend beyond five years from the date the Put Option is exercised.

(e) The Put Option will not be assignable, except that the former Participant’s donees or, in the event of a Participant’s death, his personal representative, will be entitled to exercise the Put Option during the Option Period for which it is applicable.

(f) The Trustee in its discretion may, with the Company’s consent, assume the Company’s obligation under this section at the time a former Participant or Beneficiary exercises the Put Option. If the Trustee does assume the Company’s obligations, the provision of this section that applies to the Company will also apply to the Trustee.

(g) The Put Option will also apply to shares of Worthington Industries, Inc. Common Stock that are readily tradable on an established securities market [within the meaning of Treasury Regulations Section 1.401(a)(35)-1(f)(5)] when distributed but, which cease to be readily tradable on a an established securities market or which become subject to a trading limitation during the Option Period. In that event, the Committee will notify in writing each former Participant or Beneficiary to whom the Put Option becomes applicable that the shares of Worthington Industries, Inc. Common Stock held by the former Participant or Beneficiary are subject to the Put Option for the remainder of the applicable Option Period and will inform the Participant or Beneficiary of the terms of the Put Option. If the written notice is given later than ten days after the shares of Worthington Industries, Inc. Common Stock cease to be publicly traded or become subject to a trading limitation, the period during which the Put Option may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given.

(h) The Committee will notify each former Participant or Beneficiary who is eligible to exercise the Put Option of the fair market value of each share of Worthington Industries, Inc. Common Stock as soon as practicable following its determination. The Committee and the Company will send all notices required under this subsection to the last known address of a former Participant or Beneficiary, and it will be the duty of those persons to inform the Committee of any changes in address.

(i) The Put Option shall be a nonterminable protection to the extent required by Treasury Regulation Section 54.4975-(a)(3)(ii).

Section 1.6 of Appendix A - Right to Receive a Distribution of Stock

Distribution of a Participant’s vested Total Account invested in Worthington Industries, Inc. Common Stock will be made, at the Participant’s or Beneficiary’s election (unless required to be cashed out in accordance with the terms of the Plan), in whole shares of Worthington Industries, Inc. Common Stock, cash or a combination of both (with the value of any fractional share of Worthington Industries, Inc. Common Stock paid in cash). If the charter or by-laws of the Company restrict ownership of substantially all of the outstanding Worthington Industries, Inc. Common Stock to Employees and the Trust, or if the sponsoring Company is an S Corporation as defined in Code Section 1361(a), the Participant is not entitled to a distribution in the form of Worthington Industries, Inc. Common Stock and the distribution shall be made entirely in the form of cash. Notwithstanding anything to the contrary in the Plan, if a portion of a Participant’s Account is forfeited, the interest held in Worthington Industries, Inc. Common Stock will be forfeited only after other Plan assets of the Participant.

Notwithstanding the foregoing, all hardship distributions and all loans payable to a Participant shall be in the form of cash.

Section 1.7 of Appendix A - Commencement of Distributions

(a) Unless required to be cashed out in accordance with the terms of the Plan, distributions to a Participant or Beneficiary shall occur in one of the forms of benefit offered by the Plan as soon as is reasonably practicable after the later of the date:

(i) the Participant or Beneficiary becomes eligible to receive a distribution from the Plan in accordance with the provisions of the Plan (other than this Appendix); and

(ii) the Participant makes an application for benefits in accordance with procedures approved by the Committee.

(b) In no event shall a distribution from a Participant’s ESOP Account described in subsection (a) above commence later than one year after the close of the Plan Year:

(i) in which the Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, disability or death; or

(ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Company before distribution is required to begin under this clause.

(c) Unless the Participant elects otherwise in accordance with the provisions of the Plan other than this Appendix A, in no event may a distribution from the Plan be distributed in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(i) five years; or

(ii) in the case of a Participant with a Total Account attributable to the ESOP Feature in excess of $1,070,000 (as adjusted for future Plan Years as permitted by the IRS), five years plus one additional year (but not more than five additional years) for each $210,000 (as adjusted for future Plan Years as permitted by the IRS) or fraction thereof by which such balance exceeds $1,070,000 (as adjusted for future Plan Years as permitted by the IRS).

Section 1.8 of Appendix A - Valuation of Worthington Industries, Inc. Common Stock

All valuations of Worthington Industries, Inc. Common Stock subject to the ESOP Feature that are not readily tradable on an established securities market [within the meaning of Treasury Regulations Section 1.401(a)(35)-1(f)(5)] with respect to activities carried on by the Plan shall be completed by an “independent appraiser” within the meaning of Code Section 401(a)(28)(C).

Section 1.9 of Appendix A - Distribution of Dividends

Cash dividends paid on shares of Worthington Industries, Inc. Common Stock attributable to the ESOP Feature may be: (a) paid in cash directly to Participants; (b) paid to the Plan and subsequently distributed to Participants in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan; or (c) paid to the Plan and reinvested in Worthington Industries, Inc. Company Stock. Such dividends shall be paid, and held pending distribution or reinvestment, in accordance with nondiscriminatory rules and procedures established by the Committee.

A Participant shall have the election to have such dividends either: (i) paid to the Participant as provided in clause (a) or (b) above (as determined by the Committee); or (ii) paid to the Plan and reinvested in Worthington Industries, Inc. Common Stock. Any such election shall be made in accordance with nondiscriminatory rules and procedures prescribed by the Committee and shall be irrevocable as of any deadline prescribed by the Committee. If a Participant fails to make a timely, affirmative election to receive a distribution of cash dividends on shares of Worthington Industries, Inc. Company Stock allocated to his ESOP Account, such dividends shall be paid to the Plan and reinvested in Worthington Industries, Inc. Common Stock. A Participant shall be given a reasonable opportunity before a dividend is paid or distributed to him in which to make the election and shall have the right to change his election at least annually in accordance with nondiscriminatory rules and procedures prescribed by the Committee.

A Participant shall be fully vested in any dividend with respect to which the Participant is offered an election under this Section 1.9.

A former Participant and the Beneficiary of a deceased Participant or former Participant shall have the same rights as a Participant has under this Section 1.9.

The Committee reserves the right to override a Participant’s election to the contrary and require that dividends be distributed to such Participant to the extent necessary to comply with Treasury Regulation Section 1.401(k)‑1(d)(3)(iv)(E)(1) related to the distribution of currently available ESOP dividends in connection with a hardship withdrawal from the Plan.

The provisions of this Section 1.9 are intended to comply with Section 404(k) of the Code, and shall be interpreted and construed accordingly.

Appendix B

Addition of Angus Participating Employees

The following provisions of this Appendix B shall apply to an “Angus Participating Employee” (as defined herein).

Effective as of the commencement of business on September 3, 2013 (“Angus Effective Date”), the assets of the Angus Industries, Inc. 401(k) Retirement Plan (“Angus Plan”) will be transferred to this Plan.

All amounts transferred to the Plan from the Angus Plan will be 100% vested when received by the Plan.

The accounts received by the Plan from the Angus Plan shall be transferred to similar accounts held for the benefit of Angus Participating Employees, to the extent administratively practicable and as permitted by the Committee.

Angus Industries, Inc., Angus-Palm LLC and Advanced Component Technologies, Inc., now know as Engineering CABs, shall each become a Participating Employer (also referred to in this Plan as “Angus Participating Employer(s).” An Eligible Employee employed by an Angus Participating Employer may also be referred to by the Plan as an “Angus Participating Employee.”

The businesses of the Angus Participating Employers shall constitute a “separate line of business” (within the meaning of Code Section 414(r)(1) and applicable regulations thereunder) from the other Participating Employers, and the provisions of this Plan applicable to Angus Participating Employers and its Eligible Employees shall be administered separately for the benefit of such employees and employers.

An Angus Participating Employee who, as of the Angus Effective Date, had at least 3 months of service with an Angus Participating Employer, shall immediately commence participation in the Plan. All other Angus Participating Employees shall be required to satisfy the eligibility requirements set forth in Section 1 of the Plan. Notwithstanding the foregoing, effective on and after September 3, 2013 and ending as of the close of business on December 31, 2014, the Angus Participating Employees described below shall be entitled to receive a Matching Contribution on and after the first day of the month following 90 days from such person's date of hire. The preceding sentence shall only apply to an Angus Participating Employee who received a Matching Contribution during such dates earlier than the date prescribed under the Plan for receiving Matching Contributions.

The matching and employer contribution provisions of the Plan shall not apply to an Angus Participating Employer or an Angus Participating Employee. An Angus Participating Employee shall in no event be eligible to receive a Regular Employer Contribution in accordance with Section 8.1 of the Plan. An Angus Participating Employee shall be entitled to receive a Matching Contribution only as set forth in the following alternative Section 8.2, which shall solely be applicable to the Angus Participating Employee.

8.2. Allocation of Matching Contributions. An Angus Participating Employer shall make a Matching Contribution for the benefit of an Angus Participating Employee who satisfies or who is deemed to satisfy the eligibility requirements for Matching Contributions set forth in Section 1 and who makes 401(k) Contributions or Roth 401(k) Contributions to the Plan in an amount equal to 50% of such individual’s 401(k) Contributions and Roth 401(k) Contributions, but not more than 3% of such individual’s Compensation shall be matched (with a maximum Matching Contribution of 1.5% of a Participant’s Compensation). Matching Contributions shall be allocated on a payroll period or other basis as designed by the Committee. Notwithstanding the foregoing, the Committee may elect to “true up” Matching Contributions (i.e., reallocate Matching Contributions on an annual basis).

A loan made to an Angus Participating Employee prior to the Angus Effective Date shall be repaid to the Plan in accordance with terms of the Angus Plan and loan program provisions applicable to such individual as of the date that the loan was made. All loans made to an Angus Participating Employee on or after the Angus Effective Date shall be subject to the provisions of this Plan and its loan program.

Section 15.2 of the Plan shall be modified as follows:

As of the Angus Effective Date, an Angus Participating Employee shall not be entitled to receive a hardship distribution from the amount of the non-elective contribution account or matching contribution account previously held for the benefit of such person under the Angus Plan.

Section 15.4 of the Plan shall be modified as follows:

As of the Angus Effective Date, an Angus Participating Employee shall also be entitled to withdraw, upon the attainment of age 59½, the amount of a non-elective contribution account previously held for the benefit of such person under the Angus Plan which has been transferred to this Plan.

Installment distributions shall be offered to Angus Participating Employees to the extent provided in Section 15.4 of the Plan.

Notwithstanding any provision in the Plan to the contrary, the portion of the Plan applicable to Angus Participating Employees shall comply with and hereby incorporates by reference the provisions of Code Sections 401(k)(3) and 401(m)(2), and Treasury Regulations 1.401(k)-2 and 1.401(m)-2. The Plan shall comply with the preceding Code Sections and Regulations by: (a) using the current year testing method in determining a Participant’s actual deferral percentage and actual contribution percentage; (b) calculating each Participant’s actual deferral percentage and actual contribution percentage by using the Participant’s Compensation for the portion of the Plan Year in which such person was a Participant; and (c) reclassifying excess contributions and deferrals as catch-up contributions prior to the distribution of the excess amounts.

Appendix C

Transfer of the ProCoil Company, LLC Retirement Savings Plan

1. Effective on February 28, 2014, or as soon as is administratively practicable thereafter ("Transfer Date"), the assets of the ProCoil Company, LLC Retirement Savings Plan ("ProCoil Plan") for noncollectively bargained employees will be transferred to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the "Worthington Plan").

2. The Before-Tax Contribution Accounts and Rollover Contribution Accounts received by the Worthington Plan from the ProCoil Plan for noncollectively bargained employees shall be transferred to similarly named accounts held for the benefit of the former ProCoil Plan participants, to the extent administratively practicable and as permitted by the Committee. In addition, the Worthington Plan shall establish a Matching Contribution Account (ProCoil), Profit Sharing Account (ProCoil) and a Retirement Contributions Account (ProCoil) to hold the accounts of the same name for noncollectively bargained employees transferred from the ProCoil Plan.

3. The provisions of the Worthington Plan shall apply to the amounts transferred from the ProCoil Plan except as provided below.

(a) All amounts transferred to the Worthington Plan from the ProCoil Plan will be 100% vested as of the Transfer Date.

(b) Each installment distribution currently being provided to a former ProCoil Plan participant shall continue to be paid on and after the Transfer Date in accordance with the terms of the ProCoil Plan. For distributions commencing on and after the Transfer Date, installment distribution shall be eliminated and, except as provided in Section 15.4 of the Worthington Plan, a lump sum form of distribution shall be the sole form of distribution available to a former ProCoil Plan participant in accordance with Section 14.1 of the Worthington Plan.

(c) Each qualified domestic relations order approved by the Committee of the ProCoil Plan prior to the Transfer Date shall be payable in accordance with its terms. On and after the Transfer Date, the provisions of Section 20 of the Worthington Plan and its qualified domestic relations order procedures shall apply to each domestic relations order received by the Worthington Plan.

(d) Each loan approved to a former participant in the ProCoil Plan shall continue to be repaid by a former ProCoil Plan participant and subject to the provisions of the ProCoil Plan and the loan program adopted by the ProCoil Plan. On and after the Transfer Date, the provisions of Section 15.4 of the Worthington Plan and its loan procedures shall apply to each newly granted loan.

(e) Prior to the Transfer Date, the hardship provisions of the ProCoil Plan shall apply to a hardship distribution granted to a former ProCoil Plan participant. On and after the Transfer Date, the hardship withdrawal provisions of Section 15.2 of the Worthington Plan shall apply to each newly granted hardship distribution.

(f) On and after the Transfer Date, a former ProCoil Plan participant shall also be entitled to withdraw, in accordance with Section 15.3 of the Worthington Plan, upon the attainment of age 59½, the amount of such person's Profit Sharing Account (ProCoil) and Retirement Contributions Account (ProCoil).

(g) A former ProCoil Plan participant shall be entitled to receive the amounts in the Profit Sharing Account (ProCoil) and Matching Contribution Account (ProCoil) transferred to the Worthington Plan for such person's benefit at least twice in any Plan Year, exclusive of (i) contributions (and earnings thereon) allocated within 24 months prior to the date of withdrawal, unless the individual has been a participant for at least 60 months, and (ii) any portion of his Profit Sharing Account or Matching Contribution Account (ProCoil) attributable to profit sharing contributions or matching contributions included in the actual deferral percentage for the purpose of discrimination tests under the ProCoil Plan), as set forth in Code Section 401(k)(3) for any Plan Year.

Appendix D

Transfer of the Westerman Companies Savings Incentive Plan

1. Effective on February 28, 2014, or as soon as is administratively practicable thereafter ("Transfer Date"), the assets of the Westerman Companies Savings Incentive Plan ("Westerman Plan") will be transferred to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the "Worthington Plan").

2. The Elective-Deferral Accounts and Rollover Accounts received by the Worthington Plan from the Westerman Plan shall be transferred to similarly named accounts held for the benefit of the former Westerman Plan participants, to the extent administratively practicable and as permitted by the Committee. In addition, the Worthington Plan shall establish a Matching Contribution Account (Westerman) and a Profit Sharing Contribution Account (Westerman) to hold the accounts of the same name transferred from the Westerman Plan.

3. The provisions of the Worthington Plan shall apply to the amounts transferred from the Westerman Plan except as provided below.

(a) All amounts transferred to the Worthington Plan from the Westerman Plan will be 100% vested as of the Transfer Date.

(b) To the extent a former Westerman Plan participant has elected a distribution under the continuous right of withdrawal provision of the Westerman Plan, such participant shall continue to be paid based on such person's election on and after the Transfer Date in accordance with the terms of the Westerman Plan.

For distributions commencing on and after the Transfer Date, the continuous right of withdrawal provision shall be eliminated and, except as provided in Section 15.4 of the Worthington Plan, a lump sum form of distribution shall be the sole form of distribution available to a former Westerman Plan participant in accordance with Section 14.1 of the Worthington Plan.

(c) Each qualified domestic relations order approved by the Committee of the Westerman Plan prior to the Transfer Date shall be payable in accordance with its terms. On and after the Transfer Date, the provisions of Section 20 of the Worthington Plan and its qualified domestic relations order procedures shall apply to each domestic relations order received by the Worthington Plan.

(d) Prior to the Transfer Date, the hardship provisions of the Westerman Plan shall apply to a hardship distribution granted to a former Westerman Plan participant. On and after the Transfer Date, the hardship withdrawal provisions of Section 15.2 of the Worthington Plan shall apply to each newly granted hardship distribution.

(e) Notwithstanding the provisions of the Worthington Plan to the contrary, for each former Westerman Plan participant "Normal Retirement Age" shall mean age 62.

(f) On and after the Transfer Date, a former Westerman Plan participant shall also be entitled to withdraw, in accordance with Section 15.3 of the Worthington Plan, upon the attainment of age 59 1/2, the amount of such person's Profit Sharing Contribution Account (Westerman).

Appendix E

Transfer of the TWB Company, LLC Deferred Profit Sharing Plan

1. Effective as soon as is administratively practicable on or after November 3, 2014 (“Transfer Date”), the assets of the TWB Company, LLC Deferred Profit Sharing Plan (“TWB Company Plan”) will be transferred to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “Worthington Plan”). To the extent required, participants in the TWB Company Plan shall be provided with a notice in accordance with the Sarbanes-Oxley Act of 2002 and ERISA Section 101(i) at least 30-days prior to the commencement of any blackout period. Such notice shall described the reasons for the blackout period, the beginning and ending dates of the blackout period, the investments and rights subject to the blackout period, and such other information as required by ERISA Section 101(i).

2. The subaccounts held for the benefit of each participant in the TWB Company Plan, when received by the Worthington Plan, shall be held in substantially similar accounts in the Worthington Plan, and be subject to the same distribution privileges and restrictions as provided under the Worthington Plan, to the extent administratively practicable and as permitted by the Committee and the Code. For example, the 401(k) Account of a participant in the TWB Company Plan shall be held in a similar 401(k) Account by the Worthington Plan, and available for hardship distribution, in-service distributions, and loans under the Plan.

3. The accounts held for the benefit of each participant in the TWB Company Plan shall remain 100 percent vested in the Worthington Plan on and after the Transfer Date.

4. The provisions of the Worthington Plan shall apply to the amounts transferred from the TWB Company Plan, except as provided below.

(a) Each qualified domestic relations order approved by the Committee of the TWB Company Plan prior to the Transfer Date shall be payable in accordance with its terms and the terms of the qualified domestic relations order procedures adopted by the TWB Company Plan at the time of the approval of the order. The provisions of Section 20 of the Worthington Plan and its qualified domestic relations order procedures shall apply to each domestic relations order received on and after the Transfer Date by the Worthington Plan that is applicable to a former TWB Company Plan participant.

(b) The provisions of Section 15.5 of the Worthington Plan and its loan program shall apply to each loan application received on and after the Transfer Date by the Worthington Plan that is made to a former TWB Company Plan participant.

5. TWB Company, LLC shall become a Participating Employer in the Worthington Plan on and after the Transfer Date.

6. To the extent necessary to satisfy the provisions of the Worthington Plan, a former participant in the TWB Company Plan shall be credited with his or her service while an employee of TWB Company, LLC.

7. To the extent not set forth in items 1 through 6 above, the previsions of the Worthington Plan shall apply to the accounts of each Eligible Employee who was a former participant in the TWB Company Plan.

Appendix F

Transfer of the Angus Industries, Inc. Retirement Plan

(former ESOP)

Angus Industries, Inc. has sponsored a qualified retirement plan, called the Angus Industries, Inc. Retirement Plan (“Angus Retirement Plan”). The Angus Retirement Plan has been terminated effective as of November 1, 2013, and participants are generally entitled to receive a distribution of their accounts under such plan after the receipt by the plan of a determination letter from the Director of Rulings and Agreements of the Internal Revenue Service. However, as a result of certain active participants in the Angus Retirement Plan being employees of Worthington Industries, Inc. or a member of its controlled group, an account maintained under the Angus Retirement Plan holding salary deferral contributions (“401(k) account”) cannot be distributed to such participants. In addition, participants in the Angus Retirement Plan who are entitled to receive a distribution from the plan and who cannot be located or who have not requested a distribution from the plan after being given a reasonable time to make such election, will have their accounts transferred to the Worthington Industries, Inc. Deferred Profit Sharing Plan (“Worthington Plan”). Furthermore, active participants in the Worthington Plan shall be permitted to directly rollover their accounts held for their benefit from the Angus Retirement Plan to the Worthington Plan, including the amount of the outstanding loan made to the participant from the Angus Retirement Plan. As a result, this Appendix F is hereby amended to memorialize the above discussion.

1. The 401(k) account of a former participant in the Angus Retirement Plan who is employed by Worthington Industries, Inc. or a controlled group member will be transferred to a salary deferral account maintained under the Worthington Plan on or as soon as is administratively practicable after November 2, 2015.

2. The account of each former participant in the terminated Angus Retirement Plan who cannot be located after a diligent search, or who does not request to receive a distribution, will be transferred to the Worthington Plan on or as soon as is administratively practicable after November 2, 2015. Each such former participant will be entitled to receive a distribution of his or her account upon application by the individual to the Worthington Plan.

3. Each former participant in the Angus Retirement Plan who is employed by Worthington Industries, Inc. or a controlled group member shall be entitled to make a rollover to the Worthington Plan of such person’s account under the Angus Retirement Plan, including making a direct rollover of loan made to such person from the Angus Retirement Plan. To this end, each loan so transferred shall continue to be repaid in accordance with the terms of the Angus Retirement Plan and its loan program.

Appendix G

Transfer of the Worthington Energy Innovations LLC Retirement Savings Plan and Trust

1. Effective on December 14, 2015, or as soon as is administratively practicable thereafter ("Transfer Date"), the assets of the Worthington Energy Innovations LLC Retirement Savings Plan and Trust ("WEI Plan") will be transferred to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the "Worthington Plan").

2. The before-tax and after tax salary deferral accounts, and matching contribution accounts, received by the Worthington Plan from the WEI Plan shall be transferred to similarly named accounts held for the benefit of the former WEI Plan participants, to the extent administratively practicable and as permitted by the Committee.

3. The provisions of the Worthington Plan shall apply to the amounts transferred from the WEI Plan except as provided below.

(a) All amounts transferred to the Worthington Plan from the WEI Plan will be 100% vested as of the Transfer Date.

(b) Each installment distribution or annuity distribution currently being provided to a former WEI Plan participant shall continue to be paid on and after the Transfer Date in accordance with the terms of the WEI Plan. For distributions commencing on and after the Transfer Date, installment distributions and annuity distributions shall be eliminated and, except as provided in Section 15.4 of the Worthington Plan, a lump sum form of distribution shall be the sole form of distribution available to a former WEI Plan participant in accordance with Section 14.1 of the Worthington Plan.

(c) Each qualified domestic relations order approved by the Committee of the WEI Plan prior to the Transfer Date shall be payable in accordance with its terms. On and after the Transfer Date, the provisions of Section 20 of the Worthington Plan and its qualified domestic relations order procedures shall apply to each domestic relations order received by the Worthington Plan.

(d) Each loan approved to a former participant in the WEI Plan shall continue to be repaid by a former WEI Plan participant and subject to the provisions of the WEI Plan and the loan program adopted by the WEI Plan. On and after the Transfer Date, the provisions of Section 15.4 of the Worthington Plan and its loan procedures shall apply to each newly granted loan.

(e) Prior to the Transfer Date, the hardship provisions of the WEI Plan shall apply to a hardship distribution granted to a former WEI Plan participant. On and after the Transfer Date, the hardship withdrawal provisions of Section 15.2 of the Worthington Plan shall apply to each newly granted hardship distribution.

(f) On and after the Transfer Date, a former WEI Plan participant shall also be entitled to receive a hardship distribution and loan from the pre-tax and post-tax salary deferral accounts transferred for the benefit of such person from the WEI Plan, and may receive an age 59 ½

distribution from the pre-tax, post-tax and matching contribution accounts transferred for the benefit of such person from the WEI Plan..

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